Exhibit 4.4

                                                                  EXECUTION COPY

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                                  CONSECO, INC.

                                     ISSUER

                                       TO

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                     TRUSTEE

                                    INDENTURE

                           Dated as of August 15, 2005

               3.50% CONVERTIBLE DEBENTURES DUE SEPTEMBER 30, 2035


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

                                TABLE OF CONTENTS

Article I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................................1

         Section 1.1              Definitions.....................................................................1
         Section 1.2              Compliance Certificates and Opinions...........................................14
         Section 1.3              Form of Documents Delivered to the Trustee.....................................14
         Section 1.4              Acts of Holders of Securities..................................................15
         Section 1.5              Notices, Etc.  to the Trustee and Company......................................17
         Section 1.6              Notice to Holders of Securities; Waiver........................................17
         Section 1.7              Effect of Headings and Table of Contents.......................................18
         Section 1.8              Successors and Assigns.........................................................18
         Section 1.9              Separability Clause............................................................18
         Section 1.10             Benefits of Indenture..........................................................18
         Section 1.11             Governing Law..................................................................18
         Section 1.12             Legal Holidays.................................................................18
         Section 1.13             Conflict with Trust Indenture Act..............................................19

Article II SECURITY FORMS........................................................................................19

         Section 2.1              Form Generally.................................................................19
         Section 2.2              Form of Security...............................................................20
         Section 2.3              Form of Certificate of Authentication..........................................31
         Section 2.4              Form of Conversion Notice......................................................32
         Section 2.5              Form of Assignment.............................................................33

Article III THE SECURITIES.......................................................................................34

         Section 3.1              Title and Terms................................................................34
         Section 3.2              Maturity, Interest and Principal Payments Generally............................34
         Section 3.3              Denominations..................................................................35
         Section 3.4              Execution, Authentication, Delivery and Dating.................................35
         Section 3.5              Global Securities; Non-global Securities; Book-entry Provisions.
                                  Global Securities..............................................................36
         Section 3.6              Registration; Registration of Transfer and Exchange; Restrictions on Transfer..37
         Section 3.7              Mutilated, Destroyed, Lost or Stolen Securities................................41
         Section 3.8              Regular Interest...............................................................41
         Section 3.9              Contingent Interest............................................................42
         Section 3.10             Accretion......................................................................42
         Section 3.11             Payment of Interest; Interest Rights Preserved.................................42
         Section 3.12             Persons Deemed Owners..........................................................43
         Section 3.13             Cancellation...................................................................43
         Section 3.14             Computation of Interest........................................................44
         Section 3.15             CUSIP Numbers..................................................................44

Article IV SATISFACTION AND DISCHARGE............................................................................44


         Section 4.1              Satisfaction and Discharge of Indenture........................................44
         Section 4.2              Application of Trust Money.....................................................45

Article V DEFAULT AND REMEDIES...................................................................................46

         Section 5.1              Events of Default..............................................................46
         Section 5.2              Covenant of Company to Pay to Trustee Whole Amount
                                  Due on Securities on Default in Payment
                                  of Interest or Principal; Suits for Enforcement by Trustee.....................48
         Section 5.3              Trustee May File Proof of Claim................................................48
         Section 5.4              Trustee May Enforce Claims Without Possession of Securities....................49
         Section 5.5              Application of Money Collected.................................................49
         Section 5.6              Limitation on Suits............................................................50
         Section 5.7              Notice of Defaults.............................................................50
         Section 5.8              Unconditional Right of Holders to Receive Principal and Interest...............51
         Section 5.9              Restoration of Rights and Remedies.............................................51
         Section 5.10             Rights and Remedies Cumulative.................................................51
         Section 5.11             Delay or Omission not Waiver...................................................51
         Section 5.12             Control by Holders of Securities...............................................51
         Section 5.13             Waiver of Past Defaults........................................................52
         Section 5.14             Undertaking for Costs..........................................................52
         Section 5.15             Waiver of Stay, Usury or Extension Laws........................................52

Article VI THE TRUSTEE...........................................................................................53

         Section 6.1              Certain Duties and Responsibilities............................................53
         Section 6.2              Notice of Defaults.............................................................54
         Section 6.3              Certain Rights of Trustee......................................................54
         Section 6.4              Not Responsible for Recitals or Issuance of Securities.........................55
         Section 6.5              May Hold Securities, Act as Trustee Under Other Indentures.....................55
         Section 6.6              Money Held in Trust............................................................55
         Section 6.7              Compensation and Reimbursement.................................................55
         Section 6.8              Corporate Trustee Required; Eligibility........................................56
         Section 6.9              Resignation and Removal; Appointment of Successor..............................56
         Section 6.10             Acceptance of Appointment by Successor.........................................58
         Section 6.11             Merger, Conversion, Consolidation or Succession to Business....................58
         Section 6.12             Authenticating Agents..........................................................58
         Section 6.13             Disqualification; Conflicting Interests........................................60
         Section 6.14             Preferential Collection of Claims Against Company..............................60

Article VII CONSOLIDATION, MERGER, SALE OR TRANSFER..............................................................60

         Section 7.1              Company May Consolidate, Etc.  Only on Certain Terms...........................60
         Section 7.2              Successor Substituted..........................................................61


Article VIII SUPPLEMENTAL INDENTURES.............................................................................61

         Section 8.1              Supplemental Indentures Without Consent of Holders of Securities...............61
         Section 8.2              Supplemental Indentures with Consent of Holders of Securities..................63
         Section 8.3              Execution of Supplemental Indentures...........................................64
         Section 8.4              Effect of Supplemental Indentures..............................................64
         Section 8.5              Reference in Securities to Supplemental Indentures.............................64
         Section 8.6              Notice of Supplemental Indentures..............................................64

Article IX MEETINGS OF HOLDERS OF SECURITIES.....................................................................65

         Section 9.1              Purposes for Which Meetings May Be Called......................................65
         Section 9.2              Call, Notice and Place of Meetings.............................................65
         Section 9.3              Persons Entitled to Vote at Meetings...........................................65
         Section 9.4              Quorum; Action.................................................................65
         Section 9.5              Determination of Voting Rights; Conduct and Adjournment of Meetings............66
         Section 9.6              Counting Votes and Recording Action of Meetings................................67

Article X COVENANTS..............................................................................................67

         Section 10.1             Payment of Principal and Interest..............................................67
         Section 10.2             Maintenance of Offices or Agencies.............................................67
         Section 10.3             Money for Security Payments to Be Held in Trust................................68
         Section 10.4             Existence......................................................................69
         Section 10.5             Maintenance of Properties......................................................69
         Section 10.6             Payment of Taxes and Other Claims..............................................70
         Section 10.7             Registration and Listing.......................................................70
         Section 10.8             Statement by Officers as to Default............................................70
         Section 10.9             Delivery of Certain Information................................................71
         Section 10.10            Tax Treatment of Securities....................................................71
         Section 10.11            Resale of Certain Securities...................................................72
         Section 10.12            Registration Rights............................................................72
         Section 10.13            Waiver of Certain Covenants....................................................73

Article XI REDEMPTION OF SECURITIES..............................................................................73

         Section 11.1             Right of Redemption............................................................73
         Section 11.2             Applicability of Article.......................................................73
         Section 11.3             Election to Redeem; Notice to Trustee..........................................73
         Section 11.4             Notice of Redemption...........................................................74
         Section 11.5             Deposit of Redemption Price....................................................75
         Section 11.6             Securities Payable on Redemption Date..........................................75
         Section 11.7             Securities Redeemed in Part....................................................76

Article XII CONVERSION OF SECURITIES.............................................................................76


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
         Section 12.1             Right to Convert...............................................................76
         Section 12.2             Certain Corporate Transactions.................................................77
         Section 12.3             Determination of Satisfaction of Certain Conversion Triggers...................78
         Section 12.4             Notice of Conversion...........................................................78
         Section 12.5             Conversion at Option of the Holder Upon a Fundamental Change...................78
         Section 12.6             Exercise of Conversion Privilege...............................................80
         Section 12.7             Exchange in Lieu of Conversion.................................................81
         Section 12.8             Fractions of Shares............................................................82
         Section 12.9             Anti-Dilution Adjustments......................................................82
         Section 12.10            Adjustment to Capped Anti-Dilution Multiplier In
                                  Connection With a Change in Control............................................88
         Section 12.11            Notice of Adjustments..........................................................89
         Section 12.12            Notice of Certain Corporate Action.............................................89
         Section 12.13            Company to Provide Common Stock................................................90
         Section 12.14            Taxes on Conversions...........................................................90
         Section 12.15            Covenant as to Common Stock....................................................91
         Section 12.16            Cancellation of Converted Securities...........................................91
         Section 12.17            Rights Issued in Respect of Common Stock.......................................91
         Section 12.18            Responsibility of Trustee for Conversion Provisions............................92

Article XIII REPURCHASE OF SECURITIES............................................................................92

         Section 13.1             Repurchase Rights..............................................................92
         Section 13.2             Exchange in Lieu of Repurchase.................................................94

Article XIV HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE.......................................94

         Section 14.1             Company to Furnish Trustee Names and Addresses of Holders......................94
         Section 14.2             Preservation of Information....................................................94
         Section 14.3             Reports by Trustee.............................................................95
         Section 14.4             Reports by Company.............................................................95
         Section 14.5             Calculations in Respect of Securities..........................................95

Article XV IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.......................................95

         Section 15.1             Indenture and Securities Solely Corporate Obligations..........................96


     INDENTURE, dated as of August 15, 2005, between CONSECO, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (herein called the "Company"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee hereunder (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its 3.50% Convertible Debentures due September 30, 2035 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Accredited Investor" has the meaning specified in Section 2.2.

     "Accreted Principal Amount" has the meaning specified in Section 3.10.

     "Act," when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

     "Additional Interest" has the meaning specified in Section 2.2.

     "Adjustment Factor" has the meaning specified in Section 12.10(a).

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Member" means any member of, or participant in, the Depositary.

     "Applicable Conversion Reference Period" means:

          (a) in the case of a conversion in connection with a Change in Control, the ten consecutive Trading Days immediately following the Change in Control Effective Date;

          (b) in all other cases, the ten consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depository, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Authenticating Agent" means any Person authorized pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities.

     "beneficial owner" and "beneficial ownership" will be determined in accordance with Rule 13d-3 under the Exchange Act.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

     "Business Day" when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York or the City of Indianapolis are authorized or required by law or executive order to close.

     "capital stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person, and American Depositary Receipts.

     "Capped Anti-Dilution Multiplier" means an amount initially equal to 1.0000, subject to adjustment pursuant to Section 7.1 and Article XII hereof; provided, however, that in no event will the Capped Anti-Dilution Multiplier exceed 1.2750.

     "Change in Control" means the occurrence of any of the following at any time after the date of this Indenture:

          (a) any Person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's capital stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction contemplated by clause (b)(ii) below; or

          (b) the Company merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any transaction: (i) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; (ii) pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or (iii) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

          (c) at any time the Continuing Directors do not constitute a majority of the Board of Directors (or, if applicable, a successor Person to the Company);

provided, however, that a change in control under clauses (a) or (b) of this definition will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Change in Control under clause (a) and/or clause (b) above consists of shares of capital stock traded on the New York Stock Exchange or another United States national securities exchange or quoted on The Nasdaq National Market or another established automated over-the-counter trading market in the United States (or will be so quoted or traded immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into such shares of such capital stock.

     "Change in Control Effective Date" has the meaning specified in Section 12.10.

     "Change in Control Price" has the meaning specified in Section 12.10(a).

     "Closing Price" with respect to the Common Stock, on any date, means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange or The Nasdaq National Market on which the Common Stock is traded or quoted. The Closing Price will be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by The Nasdaq National Market on the relevant date, the Closing Price will be the last quoted bid for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the Closing Price will be the average of the midpoint of the last bid and asked prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     "Code" has the meaning specified in Section 2.l.

     "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this Indenture (or as such stock may be constituted from time to time (including upon a change in the par value of such securities)), which is currently listed on the New York Stock Exchange under the trading symbol "CNO." Subject to the provisions of Section 7.1 and Section 12.9, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "common stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof, which has unrestricted voting rights and which is not subject to redemption by the issuer thereof.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by (a) its Chairman of the Board, its President, Chief Executive Officer, an Executive Vice President or a Vice President, and by (b) its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Comparable Yield" has the meaning specified in Section 2.2.

     "Contingent Interest" means the interest amounts payable pursuant to
Section 3.9.

     "Contingent Payment Regulations" has the meaning specified in Section
10.10.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b) becomes a member of the Board of Directors subsequent to the date of this Indenture and was appointed, nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such appointment, nomination or election.

     "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article XII. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.2 hereof.

     "Conversion Consideration" means, as applicable, in connection with the surrender for conversion of any Security having an Initial Principal Amount of $1,000:

          (a) other than in connection with a Fundamental Change, (i) cash in an amount equal to the lesser of (A) the Accreted Principal Amount of such Security; or (B) the Conversion Value of such Security; and (ii) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each of the ten consecutive Trading Days in the Applicable Conversion Reference Period; provided, however, that the Company may pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities in accordance with Section 12.8;

          (b) in connection with a Change in Control, (i) cash in an amount equal to the Accreted Principal Amount of such Security plus accrued and unpaid interest, including Additional Interest and Contingent Interest, if any, to but not including the Fundamental Change Election Date, unless such Fundamental Change Election Date falls after a Record Date and prior to the corresponding Interest Payment Date, in which case the full amount of accrued and unpaid interest, including Additional Interest and Contingent Interest, if any, will be payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date; and (ii) a number of shares of Common Stock determined pursuant to clause (a)(ii) of this definition; provided, however, that clause (a) of the definition of Applicable Conversion Reference Period shall apply, and; provided further that if the Change in Control occurs prior to

September 30, 2010, the Capped Anti-Dilution Multiplier shall be adjusted pursuant to Section 12.10; or

          (c) in connection with a Termination of Trading, cash in an amount equal to the Accreted Principal Amount of such Security plus accrued and unpaid interest, including Additional Interest and Contingent Interest, if any, to but not including the Fundamental Change Election Date, unless such Fundamental Change Election Date falls after a Record Date and prior to the corresponding Interest Payment Date, in which case the full amount of accrued and unpaid interest, including Additional Interest and Contingent Interest, if any, will be payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date.

     The Conversion Consideration may also include cash and distributed assets in the circumstances contemplated by Section 12.9.

     If more than one Security is surrendered by a Holder, the Conversion Consideration shall be computed based on the aggregate principal amounts of Securities surrendered.

     The Company shall calculate the Conversion Consideration in accordance with
Section 14.5.

     "Conversion Date" has the meaning specified in Section 12.6.

     "Conversion Period" means the period from and including the eleventh Trading Day in a fiscal quarter of the Company up to but not including the eleventh Trading Day in the following fiscal quarter of the Company.

     "Conversion Value" for any Security with an Initial Principal Amount of $1,000, as of any Conversion Date, equals the product of (a) 37.5090 and (b) the average of the Parity Prices for each of the ten consecutive Trading Days in the Applicable Conversion Reference Period.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which at the date of this Indenture is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration; and for purposes of Section 10.2 shall mean, 101 Barclay Street, New York, New York, 10285, Attention: Corporate Trust Administration.

     "corporation" means a corporation, company, association, joint-stock company or business trust.

     "Current Market Price" has the meanings specified in Section 12.9, as applicable.

     "Daily Adjustment" has the meaning specified in Section 12.9.

     "Daily Share Amount" means, for each Trading Day in the Applicable Conversion Reference Period, the greater of (a) zero or (b) a number of shares determined by the following formula:

          1     x      (37.5090 x Parity Price) - Accreted Principal Amount
          -            ----------------------------------------------------
         10                           Closing Price


provided, however, that if an event requiring adjustment to either the Capped Anti-Dilution Multiplier or the Uncapped Anti-Dilution Multiplier occurs on any date during the period commencing with the first day of the Applicable Conversion Reference Period and ending on the day the shares of the Common Stock Holders are entitled to receive pursuant to this Indenture are delivered, the Daily Share Amount for each Trading Day in the Applicable Conversion Reference period will be adjusted by multiplying it by a fraction: (1) the numerator of which is the Parity Share Number in effect on the day the shares of the Common Stock are delivered and (2) the denominator of which is the Parity Share Number in effect on that Trading Day.

     "default" means any event which is, or after notice or lapse of time would become, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 3.11.

     "Depositary" means, with respect to any Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

     "Documents" has the meaning specified in Section 6.3.

     "Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "DTC" means The Depository Trust Company, a New York corporation.

     "Effective Failure" has the meaning specified in Section 2.2.

     "Effectiveness Period" has the meaning specified in Section 2.2.

     "Event of Default" has the meaning specified in Section 5.1.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

     "ex-date" or "ex-dividend date" has the meaning set forth in Section 12.2.

     "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

     "Fundamental Change" means the occurrence of a Change in Control or a Termination of Trading.

     "Fundamental Change Notice" has the meaning specified in Section 12.5(c) hereof.

     "Fundamental Change Effective Date" means a Change in Control Effective Date or the date on which a Termination of Trading is deemed to have occurred.

     "Fundamental Change Election Date" means any date selected by the Company in connection with a Fundamental Change Effective Date on which the Holder may require the Company to convert the Securities in accordance with Section 12.5.

     "Global Security" means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

     "Holder" means the Person in whose name the Security is registered in the Security Register.

     "in connection with," when followed by "a Fundamental Change," "a Change in Control" or "a Termination of Trading" has the meaning set forth in Section 12.5(e).

     "Indebtedness" means the principal of, premium, if any, and interest on any indebtedness for borrowed money (excluding trade payables and insurance liabilities) of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred or assumed, so long as the instrument or agreement pursuant to which indebtedness was created does not expressly provide that such indebtedness will be subordinate in right of payment to the Securities.

     "Indenture" means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

     "Initial Principal Amount" with respect to the Securities means $330.0 million in the aggregate for all Securities in authorized denominations of $1,000 and any integral multiple thereof.

     "Initial Purchasers" means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Lehman Brothers Inc. and Banc of America Securities LLC.

     "Interest" means Regular Interest, Contingent Interest and Additional Interest, unless the context requires otherwise.

     "Interest Payment Date" has the meaning specified in Section 2.2.

     "Interest Period" has the meaning specified in Section 2.2.

     "Issue Date" means August 15, 2005.

     "Market Capitalization" has the meaning specified in Section 12.9.

     "Maturity," when used with respect to any Security, means the date on which the principal amount of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in
Article XIII or otherwise.

     "Measurement Period" has the meaning specified in Section 3.9.

     "Officers' Certificate" means a certificate signed by (a) the Chairman of the Board, the President, Chief Executive Officer, or any Vice President and by
(b) the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to
Section 10.8 shall be the principal executive, financial or accounting officer of the Company.

     "Opinion of Counsel" means a written opinion of counsel, in form and substance reasonably satisfactory to the Trustee, who may be counsel for the Company and who shall be reasonably acceptable to the Trustee.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities for which money in the necessary amount to pay or redeem such Securities has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

          (c) Securities which have been paid pursuant to Section 3.7 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

          (d) Securities converted pursuant to Article XII; and

          (e) Securities that cease to be Outstanding in accordance with Section 13.1;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officer's Certificate to such effect.

     "Parity Price" means, on any date of determination, the Closing Price of the Common Stock on such date multiplied by the Parity Share Number.

     "Parity Share Number" means, on any date of determination, the product of the Capped Anti-Dilution Multiplier as of such date and the Uncapped Anti-Dilution Multiplier as of such date.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or Interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.2 hereof.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and, for purposes of the definition of "Change in Control," includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     "Place of Conversion" has the meaning specified in Section 3.1.

     "Place of Payment" has the meaning specified in Section 3.1.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Press Release" means any press release issued by the Company and disseminated to Reuters Business News Services and Bloomberg News Services.

     "principal amount" means the Initial Principal Amount prior to September 30, 2010 and the Accreted Principal Amount on or after September 30, 2010.

     "Purchase Agreement" means the Purchase Agreement, dated as of August 9, 2005, among the Company and the Initial Purchasers, as such agreement may be amended from time to time.

     "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" as defined in Rule 144A.

     "Record Date" means any Regular Record Date or Special Record Date.

     "Record Date Period" means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Notice" has the meaning specified in Section 11.4.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registrable Securities" means all or any portion of the Securities issued from time to time under this Indenture in registered form and the shares of Common Stock issuable upon conversion, repurchase or redemption of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

     "Registration Default" has the meaning specified in Section 2.2.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 15, 2005, between the Company and the Initial Purchasers, as such agreement may be amended from time to time in accordance with its terms.

     "Regular Interest" has the meaning specified in Section 3.8.

     "Regular Record Date" for Interest payable in respect of any Security on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Repurchase Date" has the meaning specified in Section 13.1.

     "Repurchase Notice" has the meaning set forth in Section 13.1.

     "Repurchase Premium" has the meaning set forth in Section 12.9(g).

     "Repurchase Price" has the meaning specified in Section 13.1.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

     "Restricted Global Security" has the meaning specified in Section 2.1(f).

     "Restricted Securities" means all Securities required pursuant to Section 3.6(h) to bear any Restricted Securities Legend. Such term includes the Restricted Global Security.

     "Restricted Securities Legend" means, collectively, the legends substantially in the forms of the legends required in the form of Security set forth in Section 2.2 to be placed upon each Restricted Security.

     "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Rule 144A Information" has the meaning specified in Section 10.9(b).

     "Securities" has the meaning specified in the first paragraph under the caption "Recitals of the Company."

     "Securities Act" means the U.S. Securities Act of 1933 (or any successor statute), as amended from time to time.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.6.

     "Shelf Registration Statement" has the meaning specified in Section 2.2.

     "Significant Subsidiary" means, with respect to any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.11.

     "Spin-Off" has the meaning specified in Section 12.9.

     "Stated Maturity," when used with respect to any Security or any installment of Interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of Interest is due and payable.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other similar interests in the corporation which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

     "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Surrender Certificate" means a certificate substantially in the form set forth in Annex B.

     "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are convertible) is neither listed for trading on the New York Stock Exchange or another United States national securities exchange or approved for quotation on The Nasdaq National Market or another established automated over-the-counter trading market in the United States.

     "Then-Prevailing Market Price" means the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date.

     "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on another national or regional securities exchange, or The Nasdaq National Market, on which the Common Stock is then listed or quoted or, if the Common Stock is not listed on the New York Stock Exchange or a national or regional securities exchange or quoted on The Nasdaq National Market, on the principal other market on which the Common Stock is then traded or quoted.

     "Trading Price," with respect to the Securities as of any date of determination, means the average of the secondary market bid quotations per Security obtained by the Company for $5.0 million in Initial Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers, which may include the Initial Purchasers, selected by the Company; provided that, if at least two such bids cannot reasonably be obtained by the Company, but one such bid can reasonably be obtained by the Company, that one bid shall be used; provided further that, in determining whether Contingent Interest will be paid by the Company as described in Section 3.9, if the Company cannot reasonably obtain at least one bid for $5.0 million in Initial Principal Amount of Securities from a nationally recognized securities dealer or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of a Security having an Initial Principal Amount of $1,000 will equal the product of (x) 37.5090 and (y) the Parity Price of our Common Stock on such determination date.

     "Trigger Event" has the meaning specified in Section 12.17.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, and the rules and regulations thereunder, as in force at the date as of which this Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, and the rules and regulations thereunder, as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Uncapped Anti-Dilution Multiplier" means an amount initially equal to 1.0000, subject to adjustment pursuant to Section 12.9.

     "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

     "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Annex A.

          Section 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 10.8) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1.3 Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 1.4 Acts of Holders of Securities. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (ii) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article IX. Such action shall become effective when such instrument or instruments or record is delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Such instrument or instruments and records (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 9.6.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) The principal amount and serial number of any Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

          (d) The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

          (e) The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 14.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

     Upon receipt by the Trustee from any Holder of (i) any notice of default or breach referred to in Section 5.1(a)(vii), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 5.1(b), if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such declaration or direction, and, with respect to clause (i), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amounts of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amounts of Securities on the date such notice, declaration or direction is so given.

          (f) Except as provided in Sections 5.12 and 5.13, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (g) The provisions of this Section are subject to the provisions of
Section 9.5.

          Section 1.5 Notices, Etc. to the Trustee and Company. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office; and

          (b) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, Attention: Daniel J. Murphy, Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

          Section 1.6 Notice to Holders of Securities; Waiver. (a) Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid or delivered by an overnight delivery service, or transmitted by telecopy or other electronic means, with written confirmation of transmission, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

          (b) Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

          (c) Such notice shall be deemed to have been given three days after mailing, if by mail, one day after mailing if by overnight courier, and on the date the notice is furnished if by telecopy or other electronic means or by hand.

          (d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          Section 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.8 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 1.9 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.10 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

          Section 1.11 Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 1.12 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal amount of or Interest on, or the payment of the Redemption Price or Repurchase Price (whether the same is payable in cash or in shares of Common Stock or a combination of cash and stock in the case of the Repurchase Price) with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no Interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

          Section 1.13 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

                                   ARTICLE II
                                 SECURITY FORMS

          Section 2.1 Form Generally. (a) The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "Code"), or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. All Securities shall be in fully registered form.

          (b) The Trustee's certificates of authentication shall be in substantially the form set forth in Section 2.3.

          (c) Conversion notices shall be in substantially the form set forth in
Section 2.4.

          (d) Repurchase notices shall be substantially in the form set forth in
Section 2.2.

          (e) The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Securities may be listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

          (f) Upon their original issuance, Securities issued as contemplated by the Purchase Agreement to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of a Global Security in fully registered form without interest coupons and bearing the Restricted Securities Legend. Such Global Security shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security, together with its Successor

Securities which are Global Securities, are collectively herein called the "Restricted Global Security."

          Section 2.2 Form of Security.

                                 [FORM OF FACE]

     [THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY:

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. IN ADDITION, THIS SECURITY IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-4(b).

THE COMPANY AGREES, AND BY PURCHASING A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH HOLDER OF SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT, (2) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT ON A CONSTANT YIELD BASIS USING THE COMPARABLE YIELD OF 7.375% PER ANNUM COMPOUNDED SEMI-ANNUALLY AND (3) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES. THE COMPANY AGREES TO PROVIDE PROMPTLY TO HOLDER OF SECURITIES, UPON WRITTEN REQUEST, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CONSECO, INC., 11825 N. PENNSYLVANIA STREET, CARMEL, INDIANA 46032, ATTENTION: INVESTOR RELATIONS.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A").

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

     [THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                                  CONSECO, INC.

               3.50% CONVERTIBLE DEBENTURES DUE SEPTEMBER 30, 2035

                                        $

CUSIP NO.

     Conseco, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to_____________________, or registered assigns, the principal sum of ____________________ United States Dollars (U.S.$___) [if this Security is a Global Security, then insert - (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $330,000,000) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on September 30, 2035 and to pay Interest (including Contingent Interest and Additional Interest) thereon as described below.

     Regular Interest will accrue on this Security at the rate of 3.50% per annum, from August 15, 2005, or from the most recent Interest Payment Date (as defined below) to which Regular Interest has been paid or duly provided for, semi-annually in arrears on March 31 and September 30 in each year (each, an "Interest Payment Date"), commencing March 31, 2006. This Security will cease to accrue Regular Interest as of September 29, 2010.

     The Company generally will not pay accrued and unpaid Regular Interest on this Security upon conversion hereof.

     On and after September 30, 2010, Contingent Interest will accrue on this Security during any six-month period from and including March 31 to and including September 29 or from and including September 30 to and including March 30 ("Interest Period") beginning with the six-month Interest Period commencing on or after September 30, 2010, if the average Trading Price per Security for the five consecutive Trading Day period immediately preceding the first day of the applicable Interest Period (the "Measurement Period") equals or exceeds 120% of the Accreted Principal Amount of such Security as of the last day of the Measurement Period.

     The amount of Contingent Interest payable in any Interest Period shall equal 0.25% of the average Trading Price per Security for the applicable Measurement Period.

     The Company generally will not pay accrued and unpaid Contingent Interest on this Security upon conversion hereof.

     Up to and including September 29, 2010, the accreted principal amount (the "Accreted Principal Amount") of a Security will be equal to the Initial Principal Amount of that Security. Beginning on September 30, 2010, the principal amount shall accrete daily at the rate of 3.50% per annum, computed on a semi-annual bond-equivalent yield basis (the Accreted Principal Amount will compound semi-annually). The following table sets forth the Accreted Principal Amounts as of the specified dates during the period from September 30, 2010 to the Maturity Date:

Date                                                         Accreted Principal
                                                                   Amount
September 30, 2010..................................              $1,000.00
March 31, 2011......................................              $1,017.50
September 30, 2011..................................              $1,035.31
March 31, 2012......................................              $1,053.43
September 30, 2012..................................              $1,071.87
March 31, 2013......................................              $1,090.63
September 30, 2013..................................              $1,109.72
March 31, 2014......................................              $1,129.14
September 30, 2014..................................              $1,148.90
March 31, 2015......................................              $1,169.01
September 30, 2015..................................              $1,189.47
March 31, 2016......................................              $1,210.29
September 30, 2016..................................              $1,231.47
March 31, 2017......................................              $1,253.02
September 30, 2017..................................              $1,274.95
March 31, 2018......................................              $1,297.26
September 30, 2018..................................              $1,319.96
March 31, 2019......................................              $1,343.06
September 30, 2019..................................              $1,366.56
March 31, 2020......................................              $1,390.47
September 30, 2020..................................              $1,414.80
March 31, 2021......................................              $1,439.56
September 30, 2021..................................              $1,464.75
March 31, 2022......................................              $1,490.38
September 30, 2022..................................              $1,516.46
March 31, 2023......................................              $1,543.00
September 30, 2023..................................              $1,570.00
March 31, 2024......................................              $1,597.48
September 30, 2024..................................              $1,625.44
March 31, 2025......................................              $1,653.89
September 30, 2025..................................              $1,682.83
March 31, 2026......................................              $1,712.28
September 30, 2026..................................              $1,742.24
March 31, 2027......................................              $1,772.73

September 30, 2027..................................              $1,803.75
March 31, 2028......................................              $1,835.32
September 30, 2028..................................              $1,867.44
March 31, 2029......................................              $1,900.12
September 30, 2029..................................              $1,933.37
March 31, 2030......................................              $1,967.20
September 30, 2030..................................              $2,001.63
March 31, 2031......................................              $2,036.66
September 30, 2031..................................              $2,072.30
March 31, 2032......................................              $2,108.57
September 30, 2032..................................              $2,145.47
March 31, 2033......................................              $2,183.02
September 30, 2033..................................              $2,221.22
March 31, 2034......................................              $2,260.09
September 30, 2034..................................              $2,299.64
March 31, 2035......................................              $2,339.88
September 30, 2035..................................              $2,380.83


     Payments on the Securities will be made in U.S. dollars at the office of the Trustee; provided that the Company may elect to make payments by check mailed to the Holder's registered address or, with respect to Global Securities, by wire transfer.

     In the event any Holder surrenders any Security for conversion during the period between the close of business on a Record Date but prior to the corresponding Interest Payment Date, the Company shall pay accrued Interest on such Security on that Interest Payment Date to the Holder of such Security as of such Record Date. However, the Holder surrendering the Security for conversion shall be required to pay to the Company an amount equal to the Interest that has accrued as of such Interest Payment Date and that amount will be paid to the Holder of such Security as of the Record Date pursuant to the preceding sentence. Notwithstanding the foregoing, the preceding sentence does not apply to Securities that are surrendered for conversion after the Company has specified a Redemption Date that is after a Record Date but on or prior to the corresponding Interest Payment Date.

     The Company agrees, and by acceptance of a beneficial ownership in the Securities each Holder of the Securities has agreed, for United States federal income tax purposes, (a) to treat the Securities as "contingent payment debt instruments" as defined in Treasury Regulations Section 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the Fair Market Value of any Common Stock beneficially received by a beneficial owner upon conversion of the Securities as a contingent payment; (b) to accrue interest with respect to the Securities as original issue discount on a constant yield basis using the comparable yield of 7.375% per annum compounded semi-annually; and (c) to be bound by the "comparable yield" and the "projected payment schedule" within the meaning of the Contingent Payment Regulations, as determined by the Company. A Holder or beneficial owner of Securities may obtain the issue price, issue date, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Conseco Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032, Attention: Investor Relations.

     Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

                                    CONSECO, INC.


                                    By:________________________
                                             Name:
                                             Title:

                                [FORM OF REVERSE]

     This Security is one of a duly authorized issue of securities of the Company designated as its "3.50% Convertible Debentures due September 30, 2035" (herein called the "Securities"), limited in aggregate principal amount to U.S. $330,000,000, issued and to be issued under an Indenture, dated as of August 15, 2005 (herein called the "Indenture"), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are convertible into Conversion Consideration.

     No sinking fund is provided for the Securities.

     The Securities are subject to redemption at the option of the Company at any time on or after October 5, 2010, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date at a Redemption Price equal to 100% of the Accreted Principal Amount, plus accrued and unpaid interest (including Regular Interest, Contingent Interest, and Additional Interest, as applicable, together "Interest") to, but excluding, the Redemption Date.

     In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of any Security for a period beginning at the opening of business 15 days immediately preceding the mailing of a Redemption Notice and ending on the close of business on the day of such mailing or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption (except the unredeemed portion of a Security being redeemed in part).

     Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled to require the Company to repurchase this Security on September 30, 2010, 2015, 2020, 2025 and 2030. The repurchase price payable on any Repurchase Date will be equal to 100% of the Accreted Principal Amount of the Securities to be repurchased, plus accrued and unpaid Interest to, but not including, the applicable Repurchase Date.

     A Holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the Paying Agent prior to the close of business on the second Business Day immediately preceding the Repurchase Date. The notice of withdrawal must state: (i) the principal amount of the Securities being withdrawn; (ii) if certificated, the certificate numbers of the Securities being withdrawn; and
(iii) the Initial Principal Amount of the Securities that remain subject to the Repurchase Notice.

     If this Security is a Registrable Security (as defined in the Indenture), then the Holder of this Security [if this security is a global security, then insert - (including any Person that has a beneficial interest in this Security)] and the Common Stock of the Company issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of August 15, 2005 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of the Registrable Securities that it will, at its expense, among other things, and as more fully provided in such agreement, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registrable Securities and maintain such Shelf Registration Statement effective under the Securities Act for a specified period (the "Effectiveness Period"). The Company will be permitted to suspend the use of the prospectus which is part of the Shelf Registration Statement during certain periods of time as provided in the Registration Rights Agreement.

     If (a) on or prior to the 90th day following August 15, 2005, a Shelf Registration Statement has not been filed with the Commission, or (b) on or prior to the 210th day following August 15, 2005, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Additional Interest") will accrue on this Restricted Security from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Additional Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date, as applicable, in respect of the Restricted Securities following the date on which such Additional Interest begin to accrue, and will accrue at a rate per annum equal to one-quarter of one percent (0.25%) of the principal amount of the Restricted Securities to and including the 90th day following such Registration Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. Pursuant to the Registration Rights Agreement, in the event that the Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by the Company from effecting sales pursuant thereto) (an "Effective Failure") during the Effectiveness Period for more than 30 days, whether or not consecutive, during any 90-day period or for more than 90 days, whether or not consecutive, during any 12-month period, then the Additional Interest will accrue at a rate per annum equal to an additional one-half of one percent (0.50%) of the principal amount of the Restricted Securities from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period until the earlier of (i) such time as the Effective Failure is cured or (ii) the Effectiveness Period expires.

     Whenever in this Security there is a reference, in any context, to the payment of the principal amount of or Interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest payable as described in the immediately preceding paragraph to the extent that, in such context, Additional Interest is, was or would be payable in respect of such Security and express mention of the payment of Additional Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

     If this Security is a Registrable Security and the Holder of this Security [if this security is a global security, then insert - (including any Person that has a beneficial interest in this security)] elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

     [The following paragraph shall appear in each Global Security:

     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

     [The following paragraph shall appear in each Security that is not a Global
Security:

     In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

     If an Event of Default shall occur and be continuing, the principal amounts of all the Securities, together with accrued Interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (a) of the principal amounts so declared due and payable, together with accrued Interest to the date of declaration, and
(b) of Interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and Interest on the Securities shall terminate.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amounts of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, the Holder or Holders shall have offered indemnity satisfactory to the Trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal amount hereof or Interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount of and Interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse for the payment of the principal amount of or Interest on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict between this Security and the Indenture, the terms of the Indenture shall govern.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM: as tenant-in-common

     TEN ENT as tenants by the entireties

     JT TEN as joint tenants with right of survivorship and not as tenants-in-common

     UNIF GIFT MIN ACT: Custodian under Uniform Gifts to Minors Act ___ (State)

     Additional abbreviations may also be used though not in the above list.

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

     (1) Pursuant to Article XIII of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

     (2) The undersigned hereby directs the Trustee or the Company to pay it or ___the repurchase price as set forth in the Indenture.


Dated:

                                       ------------------------------

                                       ------------------------------
                                       Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                       ------------------------------
                                       Signature Guaranteed

Initial Principal Amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

                                       ------------------------------

Remaining Initial Principal Amount following such repurchase (not less than U.S. $1,000):

                                       ------------------------------

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

          Section 2.3 Form of Certificate of Authentication. The Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Securities referred to in the within-mentioned
Indenture.

Dated:________


                                       The Bank of New York Trust Company, N.A., as Trustee


                                       By:
                                          ---------------------------
                                          Authorized Signatory

          Section 2.4 Form of Conversion Notice.



                                CONVERSION NOTICE

     The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof; provided that, the unconverted portion of such principal amount is equal to or in excess of U.S. $1,000) below designated, into the Conversion Consideration in accordance with the terms of the Indenture referred to in this Security, and directs that such Conversion Consideration, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of Interest accompanies this Security.

Dated:

                                       ------------------------------
                                       Signature(s)


     If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

--------------------------------
(Name)

--------------------------------
(Address)

--------------------------------
Social Security or other Identification
Number, if any Signature(s) must be
guaranteed by an Eligible Guarantor
Institution with membership in an
approved signature guarantee program
pursuant to Rule 17Ad -15 under the
Securities Exchange Act of 1934.

--------------------------------
[Signature Guaranteed]

If only a portion of the Securities is to be converted, please indicate:

1.   Principal amount to be converted: U.S. $ ___
2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

     Amount: U.S. $___Denominations: U.S. $___

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof; provided that, the unconverted portion of such principal amount is equal to or in excess of U.S. $1,000)

          Section 2.5 Form of Assignment. For value received ___hereby sell(s), assign(s) and transfer(s) unto ___(Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints ___as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

                                       ------------------------------
                                       Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                       ------------------------------
                                       Signature Guaranteed

                                  ARTICLE III
                                 THE SECURITIES

          Section 3.1 Title and Terms. (a) The aggregate Initial Principal Amount of Securities that may be authenticated and delivered under this Indenture is limited to U.S. $330.0 million, except for Securities authenticated and delivered pursuant to Section 3.5, 3.6, 3.7, 8.5, 12.5 or 12.6 in exchange for, or in lieu of, other Securities previously authenticated and delivered under this Indenture.

          (b) The Securities shall be known and designated as the "3.50% Convertible Debentures due September 30, 2035" of the Company. Their Stated Maturity shall be September 30, 2035 and they shall bear Regular Interest on their principal amount from August 15, 2005 through September 29, 2010; provided that the Securities will cease to accrue Regular Interest as of September 30, 2010.

          (c) Commencing on or after September 30, 2010, Contingent Interest shall be paid, if applicable, in accordance with Section 3.9 below.

          (d) Commencing September 30, 2010, the Accreted Principal Amount shall increase in accordance with Section 3.10 below.

          (e) The principal amount of and Interest on the Securities shall be payable as provided in Sections 3.2, 3.8, 3.9, 3.10, 3.11 and Articles XI and XIII of this Indenture and the Repurchase Price shall be payable at such places as are identified in the notice of the Company given pursuant to Section 13.1 (any city in which any Paying Agent is located being herein called a "Place of Payment").

          (f) The Registrable Securities are entitled to the benefits of a Registration Rights Agreement as provided by Section 10.12 and in the form of Security set forth in Section 2.2. The Securities are entitled to the payment of Additional Interest as provided by Section 3.11.

          (g) The Securities shall be convertible as provided in Article XII (any city in which any Conversion Agent is located being herein called a "Place of Conversion").

          (h) The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article XIII.

          Section 3.2 Maturity, Interest and Principal Payments Generally. (a) The Securities will mature on September 30, 2035, and Holders will be entitled to receive the Accreted Principal Amount of their Securities on that date, unless the Securities were earlier redeemed, repurchased or converted pursuant to the terms of this Indenture.

          (b) In the event that any Interest becomes payable on the Securities, a Holder of any Security at the close of business on a Record Date shall be entitled to receive such Interest on the corresponding Interest Payment Date; provided, however, that:

          (i) Subject to Section 12.6, the Company will not pay accrued Interest on Securities surrendered for conversion and upon payment by or on behalf of the Company of the Conversion Consideration with respect thereto the Company shall satisfy its obligations with respect to the Securities, including the payment of the principal amount and any such accrued Interest, such amounts being deemed to have been paid in full rather than cancelled, extinguished or forfeited by receipt of Conversion Consideration; provided that, Additional Interest will be payable as specified in the Registration Rights Agreement and this Indenture; and

          (ii) all Interest will be paid to a Person other than the Holder of a Security on a Record Date if the Company redeems the Security on a date that is after such Record Date and on or prior to the corresponding Interest Payment Date, in which case accrued and unpaid Interest on the Security being redeemed to, but excluding, the Redemption Date will be paid to the same Person to whom the principal amount of such Security is paid.

          (c) Except as provided below, the Company will pay Interest on:

          (i) any Global Security to the Depositary therefor in immediately available funds; and

          (ii) any certificated Securities by check mailed to the Holders of those Securities.

          (d) At maturity, Interest on any certificated Securities will be payable at the office of the Trustee.

          (e) Payments on the Securities will be made in U.S. dollars at the office of the Trustee; provided that, the Company may elect to make payments by check mailed to the Holder's registered address or, with respect to Global Securities, by wire transfer in immediately available funds.

          Section 3.3 Denominations. The Securities shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 Initial Principal Amount and integral multiples of U.S. $1,000 in excess thereof.

          Section 3.4 Execution, Authentication, Delivery and Dating. (a) The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or Chief Executive Officer, or one of its Vice Presidents. Any such signature may be manual or facsimile.

          (b) Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided.

          (d) Each Security shall be dated the date of its authentication.

          (e) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          Section 3.5 Global Securities; Non-global Securities; Book-entry Provisions. Global Securities. (a) (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          (b) Except for exchanges of Global Securities for definitive, non-Global Securities at the sole discretion of the Company, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling, unable or no longer qualified to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In the event clause (i)(A) of the immediately preceding sentence is applicable, if a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order, accompanied by an Officers' Certificate, directing the authentication and delivery of Securities, will authenticate and deliver, Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

          (c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 3.6, then either (i) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article III, or
(ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall, subject to Section 3.6(h), be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

          (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

Non-global Securities. Securities issued upon the events described in Section 3.5(b) shall be in definitive, fully registered form, without interest coupons, and shall bear the Restricted Securities Legend if and as required by this Indenture.

          Section 3.6 Registration; Registration of Transfer and Exchange; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

          (b) Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

          (c) At the option of the Holder, and subject to the other provisions of this Section, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          (d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

          (e) No service charge shall be charged to a Holder for any registration of transfer or exchange of Securities except as provided in Section 3.7, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.5, 3.6, 3.7, 8.5, 12.5 or 12.6 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

          (f) In the event of a redemption of the Securities, neither the Company nor the Securities Registrar will be required (i) to register the transfer or exchange of any Security for a period of beginning at the opening of business 15 days immediately preceding the mailing of a Redemption Notice and ending on the close of business on the day of such mailing or (ii) to register the transfer or exchange of any Security, or portion thereof, called for redemption (except the unredeemed portion of a Security being redeemed in part).

          (g) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section shall be made only in accordance with this Section.

          (i) Restricted Global Security to Restricted Non-Global Security. In the event that non-Global Securities are to be issued pursuant to Section 3.5(b) in connection with any transfer of Securities, such transfer may be effected only in accordance with the provisions of this clause and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of
(A) a Company Order from the Company directing the Trustee, as Security Registrar, to (x) authenticate and deliver one or more Securities of the same aggregate principal amount as the beneficial interest in the Restricted Global Security to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Securities to be so issued and appropriate delivery instructions and (y) decrease the beneficial interest of a specified Agent Member's account in a Restricted Global Security by a specified principal amount not greater than the principal amount of such Restricted Global Security, and (B) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Security Registrar, shall decrease the principal amount of the Restricted Global Security by the specified amount and authenticate and deliver Securities in accordance with such instructions from the Company as provided in
Section 3.5(c).

          (ii) Restricted Non-Global Security to Restricted Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with the provisions of this clause and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of such Restricted Security as provided in this Section and instructions from the Company directing that a beneficial interest in the Restricted Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account, then the Trustee, as Security Registrar, shall cancel such Restricted Security (and issue a new Restricted Security in respect of any untransferred portion thereof) as provided in this Section and increase the principal amount of the Restricted Global Security by the specified principal amount as provided in Section 3.5(c).

          (iii) Exchanges Between Global Security and Non-global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security only as provided in Section 3.5(b); provided that, if such interest is a beneficial interest in the Restricted Global Security, then such interest shall be exchanged for a Restricted Security (subject in each case to clause (h) below. A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if such exchange occurs in connection with a transfer effected in accordance with clause (g)(ii) above.

          (h) Securities Act Legends. All Securities issued pursuant to this Indenture, and all Successor Securities, shall bear the Restricted Securities Legend and shall be subject to the restrictions on transfer specified therein, subject to the following:

          (i) subject to the following clauses of this Section, a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security for which the Security was exchanged;

          (ii) subject to the following clauses of this Section 3.6, a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by the Security for which the new Security was exchanged;

          (iii) any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the Shelf Registration Statement), together with their Successor Securities shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee, in writing, at any time when prospectuses must be delivered with respect to Securities to be sold pursuant to such registration statement. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement and instructions;

          (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such Security bearing a Restricted Securities Legend or his attorney duly authorized in writing, and after such date and receipt of such certificate, upon receipt of a Company Order, the Trustee shall authenticate and deliver such new Security in exchange for or in lieu of such other Security as provided in this Article III;

          (v) a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security or any portion thereof that bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article III; and

          (vi) notwithstanding the foregoing provisions of this Section 3.6, a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article III.

          (i) Any stock certificate representing shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Securities Legend borne by such Securities, to the extent required by this Indenture, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock. With respect to the transfer of shares of Common Stock issued upon conversion of the Securities that are restricted hereunder, any deliveries of certificates, legal opinions or other instruments that would be required to be made to the Security Registrar in the case of a transfer of Securities, as described above, shall instead be made to the transfer agent for the Common Stock.

          (j) Neither the Trustee, the Paying Agent nor any of their agents shall (i) have any duty to monitor compliance with or with respect to any Federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

          Section 3.7 Mutilated, Destroyed, Lost or Stolen Securities. (a) If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. If the Holder of such lost, stolen or destroyed Security delivers to the Company and the Trustee:

          (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and

          (ii) such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such lost, stolen or destroyed Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

          (c) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          (d) Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 3.8 Regular Interest. Subject to the last paragraph of Section 3.11, "Regular Interest" will accrue on the Securities at the rate of 3.50% per year during any six-month period from and including March 31 to and including September 29 and from and including September 30 to and including March 30, commencing March 31, 2006 (provided that the initial Interest Period shall commence on August 15, 2005 and run to but excluding March 31, 2006). Regular Interest will be payable in arrears on September 30 and March 31 of each year (provided, however, that if such date is not a Business Day, interest will be payable on the next succeeding Business Day, and no additional interest will accrue therefor), beginning March 31, 2006, to the Holder of record at the close of business on the Regular Record Date preceding such Interest Payment Date, provided that the Securities will cease to accrue Regular Interest as of September 30, 2010.

          Section 3.9 Contingent Interest. (a) The Company will pay Contingent Interest to Holders during any six-month period from and including March 31 to and including September 29 or from and including September 30 to and including March 30 (each, an "Interest Period") beginning with the six-month Interest Period commencing on September 30, 2010, if the average Trading Price per Security for the five consecutive Trading Day period immediately preceding the first day of the relevant Interest Period (the "Measurement Period") equals or exceeds 120% of the Accreted Principal Amount of that Security as of the last day of such Measurement Period.

          (b) The amount of "Contingent Interest" payable per Security in any Interest Period pursuant to this Section shall equal 0.25% of the average Trading Price per Security for the applicable Measurement Period.

          (c) The Company shall pay Contingent Interest owed pursuant to this Section for any Interest Period on the Interest Payment Date immediately succeeding the applicable Interest Period, to Holders of Securities as of the Regular Record Date related to such Interest Payment Date.

          (d) Upon determination that the Holders of the Securities are entitled to receive Contingent Interest which may become payable during a relevant Interest Period, the Company will notify such Holders and the Trustee, will issue a Press Release containing information regarding the Contingent Interest determination and will publish the information through a public medium customary for such Press Releases.

          Section 3.10 Accretion. Beginning on September 30, 2010, the Initial Principal Amount shall commence increasing daily at the rate of 3.50% per annum computed on a semi-annual bond equivalent yield basis. References in this Indenture to the "principal amount" shall mean the Initial Principal Amount at any time prior to September 30, 2010 and the principal amount as adjusted upwards for accretion at any time on or after September 30, 2010 (the "Accreted Principal Amount"); provided that references to the Accreted Principal Amount shall mean the Initial Principal Amount prior to September 30, 2010.

          Section 3.11 Payment of Interest; Interest Rights Preserved. (a) Any Interest (including Additional Interest) on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
(ii).

          (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          (b) Subject to the foregoing and following provisions of this Section
3.11 and Section 3.6, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Security.

          (c) Interest on any Security that is converted in accordance with
Section 12.1 during a Record Date Period shall be payable in accordance with the provisions of Section 12.1.

          Section 3.12 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of and Interest on such Security (subject to Section 3.2 and Section 3.11) and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

          Section 3.13 Cancellation. All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be canceled promptly by the Trustee (or its agent). No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section. The Trustee shall dispose of all canceled Securities in accordance with applicable law and its customary practices in effect from time to time.

          Section 3.14 Computation of Interest. Interest on the Securities (including any Additional Interest) shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding any other provision of this Indenture, the Company shall notify the Trustee in writing of the amount of any Contingent Interest or Accreted Principal Amount with respect to the Securities, and at the same time the Company shall deposit with the Trustee an amount of money equal to any such amount proposed to be paid in respect of such Contingent Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the Interest Payment Date.

          Section 3.15 CUSIP Numbers. The Company in issuing Securities may use "CUSIP" numbers (if then generally in use); if so, the Trustee shall use such CUSIP numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

          Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and any right to receive Additional Interest as provided in the Registration Rights Agreement and in the form of Security set forth in Section 2.2 and the Company's obligations to the Trustee pursuant to Section 6.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance reasonably satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

          (a) Either:

          (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.7 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Trustee or the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

          (ii) all such Securities not theretofore delivered to the Trustee or its agent for cancellation (other than Securities referred to in clauses (A) and (B) of clause (a)(i) above): (A) have become due and payable, or (B) will have become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of a Redemption Notice by the Trustee in the name, and at the expense, of the Company; and

          (iii) the Company has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (ii)(A) above or held in trust for such purpose, in the case of clause
(ii)(B) or (ii)(C) above) an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for the principal amount of and Interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.12, the obligation of the Company to pay Additional Interest, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 and the obligations of the Company and the Trustee under Section 3.6 and Article XII shall survive.

          Section 4.2 Application of Trust Money. (a) Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal amount and Interest (including any Additional Interest) for whose payment such money has been deposited with the Trustee.

          (b) All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company.

          (c) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against all money deposited with the Trustee pursuant to Section 4.1 (other than income taxes and franchise taxes incurred or payable by the Trustee and such other taxes, fees or charges incurred or payable by the Trustee that are not directly the result of the deposit of such money with the Trustee).

                                   ARTICLE V
                              DEFAULT AND REMEDIES

          Section 5.1 Events of Default. (a) "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any Interest on the Securities when it becomes due and payable, and continuance of such default for a period of 30 calendar days;

          (ii) default in the payment of the Accreted Principal Amount of the Securities at Maturity, upon redemption, upon repurchase or following a Fundamental Change, in each case when it becomes due and payable;

          (iii) default by the Company or any of its Subsidiaries in the payment of principal, interest or premium when due under any agreement or instrument relating to any other Indebtedness of the Company or any Subsidiary having an aggregate outstanding principal amount of $50.0 million (or its equivalent in any other currency or currencies) or more, and such default continues in effect for more than 30 calendar days after the expiration of any grace period or extension of time for payment applicable thereto;

          (iv) default by the Company of its conversion obligations upon exercise of a Holder's conversion right pursuant to Article XII hereof, unless such default is cured within five calendar days after written notice of the default is given to the Company by the Trustee or such Holder;

          (v) default by the Company of its obligations to give notice to the Holders of the occurrence of a Fundamental Change within the time required to give such notice;

          (vi) acceleration of any indebtedness under any agreement or instrument evidencing any Indebtedness of the Company or any of its Subsidiaries (other than the Securities) having an aggregate outstanding principal amount of at least $50.0 million (or its equivalent in any other currency or currencies) or more, unless such acceleration has been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company;

          (vii) default in the Company's performance of any other covenants or agreements contained in the Indenture or the Securities if such default exists and is continuing for 60 calendar days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities;

          (viii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

          (ix) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either, or the filing by either of a petition or answer or consent seeking reorganization or relief with respect to the Company or any Significant Subsidiary under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either pursuant to any such law, or the making by either of an assignment for the benefit of creditors, or the admission by either in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

          (b) If an Event of Default (other than an Event of Default arising under Section 5.1(a)(viii) or (ix)) occurs and is continuing, then in every case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of plus accrued and unpaid Interest on all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount plus accrued and unpaid Interest (including, to the extent permitted by applicable law, interest on any unpaid Interest) will become immediately due and payable. If an Event of Default under
Section 5.1(a)(viii) or (ix) occurs, then the principal amount of and accrued and unpaid Interest on the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (c) At any time after a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, if (i) all Events of Default with respect to the Securities have been cured (other than the nonpayment of principal amounts or Interest that has become due solely by reason of the declaration of acceleration) and (ii) a rescission and annulment would not conflict with any judgment or decree issued in appropriate judicial proceedings regarding the payment by the Trustee to the Holders of the amounts referred to in Section 5.1(b), then the declaration of acceleration shall be automatically annulled and rescinded. No such rescission will affect any subsequent default or impair any right consequent thereon.

          Section 5.2 Covenant of Company to Pay to Trustee Whole Amount Due on Securities on Default in Payment of Interest or Principal; Suits for Enforcement by Trustee. (a) The Company covenants that if (i) default is made in the payment of any Interest on any Security when such Interest becomes due and payable and such default continues for a period of 30 calendar days or (ii) default is made in the payment of the principal amount of any Security when it becomes due and payable, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and, to the extent that payment of such interest will be legally enforceable, interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue Interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as will be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel.

          (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          (c) If an Event of Default with respect to any Security occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          (d) In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          Section 5.3 Trustee May File Proof of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal of, and any Interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or Interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of the principal amount and Interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

          (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

          Section 5.4 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          Section 5.5 Application of Money Collected. Any money collected by the Trustee pursuant to this Article will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the principal amount or Interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 6.7;

     SECOND: To the payment of the amounts then due and unpaid for principal of and Interest (including Additional Interest) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal amount and Interest, respectively; and

     THIRD: To such other Person or Persons, if any, to the extent entitled thereto; and

     FOURTH: To the Company.

          Section 5.6 Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default, appoint a receiver or pursue any other remedy hereunder, as applicable, in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee and, if requested, shall have provided indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity (or if requested, receipt of indemnity) has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during the 60 calendar day period referred to in Section 5.6(d) hereof by the Holders of a majority in aggregate principal amount of the Outstanding Securities, it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Notwithstanding the foregoing, this Section 5.6 shall not affect the right of a Holder to sue for enforcement of the payment of the principal of or Interest on its Security on or after the respective due dates in the Security or the Holder's right to convert its Securities in accordance with the provisions of this Indenture.

          Section 5.7 Notice of Defaults. If a default occurs hereunder with respect to Securities, the Trustee will give the Holders notice of such Event of Default of which it has actual notice within 90 calendar days of occurrence; provided, however, to the extent consistent with the Trust Indenture Act, the Trustee may withhold notice of any Event of Default (except a default of the character specified in Section 5.1(a)(i) or Section 5.1(a)(ii) if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders). The Company will give the Trustee written notice of any default that could mature into an Event of Default of the character described in Section 5.1(a)(vii) within 30 calendar days of such default and of any uncured Event of Default within 10 days after any Responsible Officer of the Company becomes aware of or receives actual notice of such Event of Default.

          Section 5.8 Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security will have the right, which is absolute and unconditional, to receive payment of the principal amount of and Interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be) and, as contemplated by Article XII, to convert such Security in accordance with its terms and to institute suit for the enforcement of any such payment, and any such right to convert and such rights may not be impaired without the consent of such Holder.

          Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

          Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.11 Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 5.12 Control by Holders of Securities. The Holders of a majority in principal amount of the Outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities; provided that, the Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, that is prejudicial to the rights of other Holders or that would involve the Trustee in personal liability.

          Section 5.13 Waiver of Past Defaults. The Holders, either through the written consent of not less than a majority in principal amount of the Outstanding Securities or by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may, by notice to the Trustee, on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (i) in the payment of the principal amount of or Interest (including Additional Interest) on any Security, or (ii) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal amount of or Interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or for the enforcement of the right to convert any Security in accordance with Article XII.

          Section 5.15 Waiver of Stay, Usury or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI
                                   THE TRUSTEE

          Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          (e) The Trustee may refuse to perform any duty or exercise any right or power under this Indenture unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) If the Trustee becomes one of the Company's creditors, it may become subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as Trustee under this Indenture.

          Section 6.2 Notice of Defaults. Within 90 days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in
Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal amount of or Interest on any Security the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 6.3 Certain Rights of Trustee. Subject to the provisions of
Section 6.1:

          (a) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, Officers' Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (collectively, the "Documents") believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such Documents;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be the one specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate or Opinion of Counsel;

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered, and, if requested by the Trustee, delivered to the Trustee, reasonable security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall, absent its bad faith, incur no liability of any kind by reason of such inquiry or investigation;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, absent bad faith on the part the of Trustee (in any such capacity) and of such agent, custodian or other Person.

          Section 6.4 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture, of the Securities or of the Common Stock issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section 6.5 May Hold Securities, Act as Trustee Under Other Indentures. The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

     The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

          Section 6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          Section 6.7 Compensation and Reimbursement. (a) The Company agrees:

          (i) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including costs and expenses of enforcing this Indenture and defending itself against any claim (whether asserted by the Company, any Holder of Securities or any other Person) or liability in connection with the exercise of any of its powers or duties hereunder) in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (iii) to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          (b) The Trustee shall have a lien prior to the Securities on all money or property held or controlled by the Trustee to secure the Company's payment obligations in this Section, except that held in trust to pay principal and Interest (including Additional Interest) on the Securities.

          (c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(a)(viii) or (ix), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          (d) The provisions of this Section 6.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

          Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and the Trustee and its parent corporation shall have (or be part of a holding company group with) a combined capital and surplus of at least U.S. $50 million, subject to supervision or examination by Federal or state authority, and in good standing. The Trustee or an Affiliate of the Trustee shall maintain an established place of business in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.9.

          Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

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

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (d) The Trustee may be removed at any time by the Company and the Company may appoint a successor Trustee pursuant to this Article; provided that,
(i) there is not an Event of Default that is continuing at the time of removal,
(ii) the successor Trustee appointed by the Company meets the eligibility requirements of Section 6.8, and (iii) such removal and resignation shall not become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

          (e) If at any time: (i) the Trustee shall cease to be eligible under
Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 6.9 and Section
6.10. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this
Section 6.9 and Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

          Section 6.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

          Section 6.12 Authenticating Agents. (a) The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities, which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

          (b) Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of

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

this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.12.

          (c) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (d) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          (e) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          (f) If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities referred to in the within-mentioned
Indenture.

THE BANK OF NEW YORK
TRUST COMPANY, N.A., as Trustee

By:
   ----------------------------------
         As Authenticating Agent

By:
   ----------------------------------
         As Authenticating Agent

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

          Section 6.13 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          Section 6.14 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                  ARTICLE VII
                     CONSOLIDATION, MERGER, SALE OR TRANSFER

          Section 7.1 Company May Consolidate, Etc. Only on Certain Terms.

          (a) The Company shall not (i) consolidate with or merge with or into any other Person, or convey, sell, transfer or lease or otherwise dispose of all or substantially all of its assets to any other Person in any one transaction or a series of related transactions; or (ii) permit any Person to consolidate with or merge with or into the Company, unless:

          (i) in the case of a merger or consolidation, either the Company is the surviving Person or, if the Company is not the surviving Person, the surviving Person formed by such merger or consolidation or into which the Company is merged or consolidated or in the case of a conveyance, sale, transfer, lease or other disposition of all or substantially all of the Company's assets, the Person to which the Company's properties and assets are so transferred shall be a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia, and shall execute and deliver to the Trustee a supplemental indenture expressly assuming the payment when due of the principal amount of and Interest, if any, on the Securities and the performance of each of the Company's other covenants under the Securities and this Indenture;

          (ii) in either case, immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and

          (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, conveyance, transfer or lease and, if a supplemental indenture is required, such supplemental indenture comply with this Article VII and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

          (b) In the case of a merger or consolidation pursuant to which all or substantially all of the Common Stock would be converted into cash, securities or other property, or any sale, transfer or lease of all or substantially all of the Company's assets, the right to convert a Security into Common Stock will be changed into a right to convert such Security into the type and amount of cash, securities or other property that the Holder of such Security would have received had the Holder held a number of shares of Common Stock equal to the product of

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

37.5090 and the Parity Share Number then in effect immediately prior to the transaction; provided, however, that upon conversion such Holder will continue to receive cash in satisfaction of all or a portion of the Conversion Consideration as provided in Article XII. In such event, the Company and the Trustee shall enter into a supplemental indenture providing for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article VII. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers, leases or other dispositions. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution. For purposes of this Section 7.1(b), the type and amount of consideration that a Holder would have been entitled to receive as a holder of the Common Stock in the case of a merger or consolidation that causes the Common Stock to be converted into the right to receive more than a single type and amount of consideration (determined based in part upon any form of stockholder election), will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. In addition, if the transaction constitutes a Change in Control and a Holder converts such Holder's Securities in connection with a Change in Control, the Capped Anti-Dilution Multiplier will be increased (but only prior to September 30, 2010), as provided in Section 12.10.

          (c) Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of Common Stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale, lease (or other disposition or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers' Certificate or an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee.

          Section 7.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, transfer or lease, sale or other disposition of all or substantially all the properties and assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor or Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE VIII
                             SUPPLEMENTAL INDENTURES

          Section 8.1 Supplemental Indentures Without Consent of Holders of Securities. Without the consent of any Holders of Securities, the Company, when authorized by

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

a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

          (a) to cure any ambiguity or omission, or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; provided that, any action pursuant to this clause (a) will not adversely affect the interests of the Holders of the Securities in any material respect;

          (b) to conform the text of any provision of this Indenture to any provision of the "Description of the Debentures" section of the Company's Offering Circular dated August 9, 2005, relating to the initial offering of the Securities, to the extent that such provision in that "Description of the Debentures" was intended to be a verbatim recitation of a provision of this Indenture;

          (c) to provide for the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities, upon any merger, consolidation or asset transfer in accordance with Article VII hereof;

          (d) to provide for exchange rights of Holders of Securities in certain events such as the Company's consolidation or merger, or upon sale, lease or transfer of all or substantially all of its assets;

          (e) to provide for Global Securities in addition to or in place of certificated Securities;

          (f) to provide Holders with a security interest for, or a guarantee of, the Securities;

          (g) to comply with any requirement to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

          (i) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company;

          (j) to add any Events of Default to Section 5.1(a) hereof;

          (k) to add to, change or eliminate any of the provisions of this Indenture; provided that, any such addition, change or elimination does not adversely affect the interests of the Holders of any Outstanding Securities in any material respect.

     Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 8.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     Notwithstanding any other provision of this Indenture or the Securities, the Registration Rights Agreement and the obligation to pay Additional Interest thereunder may only be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

          Section 8.2 Supplemental Indentures with Consent of Holders of Securities. Except as set forth in Section 8.1, with either:

          (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, or

          (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in principal amount of the Outstanding Securities represented at such meeting, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby:

               (i) reduce the percentage in principal amount of the Outstanding Securities whose Holders must consent to an amendment, supplement or waiver of this Indenture or the Securities pursuant to this Article VIII.

               (ii) reduce the rate of accrual of Interest or modify the method for calculating Interest or change the time for payment of Interest on the Securities;

               (iii) modify the provisions with respect to Holders' rights upon a Fundamental Change in a manner adverse to the Holders of the Securities, including the Company's obligations to convert the Securities following a Fundamental Change;

               (iv) reduce the Initial Principal Amount or the Accreted Principal Amount of the Securities or change the Stated Maturity of the Securities;

               (v) reduce the Redemption Price or the Repurchase Price of the Securities or change the time at which the Securities may or must be redeemed or repurchased;

               (vi) make payments on the Securities payable in currency other than in U.S. dollars;

               (vii) impair any Holder's right to institute suit for the enforcement of any payment on the Securities;

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

               (viii) make any change in the percentage of principal amount of Securities necessary to waive compliance with provisions of this Indenture or to make any change in this Section 8.2;

               (ix) waive a continuing default or Event of Default regarding any payment on the Securities (except a rescission of acceleration of the Securities as provided in Section 5.1(c) and a waiver of the payment default that has resulted from such acceleration); or

               (x) adversely affect the conversion or repurchase provisions of the Securities.

     It shall not be necessary for any Act of Holders of Securities under this
Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 8.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections
6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms and does not conflict with or violate the terms of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

          Section 8.5 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          Section 8.6 Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.1 or Section 8.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

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                                   ARTICLE IX
                        MEETINGS OF HOLDERS OF SECURITIES

          Section 9.1 Purposes for Which Meetings May Be Called. A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

          Section 9.2 Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in
Section 9.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph
(a) of this Section.

          Section 9.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities, a Person shall be:

          (a) a Holder of one or more Outstanding Securities, or

          (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of Securities of one or more Outstanding Securities by such Holder or Holders.

     The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          Section 9.4 Quorum; Action. (a) The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned

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

meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities that shall constitute a quorum.

          (b) Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

          (c) At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to and except to the extent Section 10.13 requires a different vote) shall be effectively passed and decided if passed or decided by the lesser of: (i) the Holders of not less than a majority in aggregate principal amount of Outstanding Securities and (ii) the Persons entitled to vote not less than a majority in aggregate principal amount of Outstanding Securities represented and entitled to vote at such meeting.

          (d) Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Securities of any such resolutions or decisions pursuant to Section 1.6.

          Section 9.5 Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the Person executing the proxy guaranteed by any bank, broker or other eligible institution participating in a recognized medallion signature guarantee program.

          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in
Section 9.2(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

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

          (c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

          (d) Any meeting of Holders of Securities duly called pursuant to
Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

          Section 9.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2(a) and, if applicable, Section 9.4(a). Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE X
                                   COVENANTS

          Section 10.1 Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay the principal amount of and Interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of Interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

          Section 10.2 Maintenance of Offices or Agencies. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt

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

written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

     The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal amount of and Interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of
Section 10.3, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, which shall initially be the Corporate Trust Office of the Trustee, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with
Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

     The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Conversion Agent, and the Corporate Trust Office of the Trustee as one such office or agency of the Company for each of the aforesaid purposes.

          Section 10.3 Money for Security Payments to Be Held in Trust. (a) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal amount of or Interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal amount of or Interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee, in writing, of its action or failure so to act.

          (b) Whenever the Company shall have one or more Paying Agents, it will, no later than the opening of business on each due date of the principal amount or Interest on any Securities, deposit with the Trustee a sum in funds immediately payable on the payment date sufficient to pay the principal amount or Interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal amount or Interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of any failure so to act.

          (c) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

          (i) hold all sums held by it for the payment of the principal amount of or Interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

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

          (ii) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal amount or Interest; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

          (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal amount of or Interest on any Security and remaining unclaimed for two years after such principal amount or Interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

          (f) In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability of interest.

          Section 10.4 Existence. Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          Section 10.5 Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in

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

the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          Section 10.6 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent,

          (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary,

          (b) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary, and

          (c) subject to Section 12.14, all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture;

provided, however, that, in the case of clauses (a) and (b), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries taken as a whole, or (ii) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

          Section 10.7 Registration and Listing. The Company will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Securities are issued and delivered, and qualified or listed as contemplated under the Registration Rights Agreement.

     Nothing in this Section will limit the application of Section 10.12.

          Section 10.8 Statement by Officers as to Default. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          (b) The Company will deliver to the Trustee, forthwith upon becoming aware of any default or any Event of Default under the Indenture, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

          (c) Any notice required to be given under this Section shall be delivered to the Trustee at its Corporate Trust Office.

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          Section 10.9 Delivery of Certain Information. At any time when the
Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of:

          (a) the date such a Security (or any such predecessor security) was last acquired from the Company or

          (b) the date such a Security (or any such predecessor security) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

          Section 10.10 Tax Treatment of Securities. The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder of Securities has agreed, for United States federal income tax purposes,

          (a) (i) to treat the Securities as contingent payment debt instruments as defined in Treasury Regulation Section 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Debt Regulations, to treat the Fair Market Value of any Common Stock beneficially received by a beneficial owner upon conversion of the Securities as a contingent payment; and
(ii) to accrue interest with respect to the Securities as original issue discount on a constant yield basis using the comparable yield of 7.375% per annum compounded semi-annually;

          (b) to be bound by the Company's application of the Contingent Payment Debt Regulations to the Securities including the Company's determination of the comparable yield and projected payment schedule, within the meaning of the Contingent Payment Debt Regulations, with respect to the Securities. A Holder of Securities may obtain the Issue Price, Issue Date, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032, Attention: Investor Relations;

          (c) that the comparable yield and the projected payment schedule are determined on the basis of an assumption of a fixed growth of stock price and the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation section 1.1275-4(b)(4) to the Security, and the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Securities;

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

          (d) that each Holder shall use the projected payment schedule with respect to the Securities described in Section 10.10(b) above, as required by Treasury Regulations Section 1.1275-4(b)(4)(iv), to determine its interest accruals and adjustments as provided in Treasury Regulation Section 1.1275-4(b); and

          (e) not to take any position on a tax return inconsistent with (a),
(b), (c) or (d), unless otherwise required by applicable law.

          Section 10.11 Resale of Certain Securities. During the period beginning on the last date of original issuance of the Securities and ending on the date that is two years from such date (or such shortened period under Rule 144(k) under the Securities Act or any successor rule), the Company will not, and will not permit any of its subsidiaries or other "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell:

          (a) any Securities that constitute "restricted securities" under Rule 144 or

          (b) any securities into which the Securities have been converted under this Indenture that constitute "restricted securities" under Rule 144 that in either case have been reacquired by any of them.

     The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

          Section 10.12 Registration Rights. (a) The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of the Registration Rights Agreement.

          (b) Whenever in this Indenture there is mentioned, in any context, the payment of the principal amount of or Interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section and the Registration Rights Agreement to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section and the Registration Rights Agreement and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

          (c) If a Security, or the shares of Common Stock issuable upon conversion of a Security, is a Registrable Security, and the Holder thereof elects to sell such Registrable Security pursuant to the Shelf Registration Statement then, by its acceptance thereof, the Holder of such Registrable Security will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

          (d) For the purposes of the Registration Rights Agreement, the term "Holder" means any Person that is the record owner of Registrable Securities (and includes any Person that has a beneficial interest in any Registrable Security in book entry form).

          (e) If Additional Interest is payable under the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating:

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          (i) the amount of Additional Interest that is payable and

          (ii) the date on which Additional Interest is payable.

          (f) Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If Additional Interest has been paid by the Company directly to the Persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

          Section 10.13 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.4 (other than with respect to the existence of the Company (subject to Article VII)), 10.5 and 10.6, inclusive (other than a covenant or condition which under Article VII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected), if before the time for such compliance the Holders shall, through:

          (a) the written consent of not less than a majority in aggregate principal amount of the Outstanding Securities or

          (b) the adoption of a resolution at a meeting of Holders of the Outstanding Securities at which a quorum is present by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.

                                   ARTICLE XI
                            REDEMPTION OF SECURITIES

          Section 11.1 Right of Redemption. The Company will have the right to redeem the Securities, in whole or in part, for cash at any time or from time to time on or after October 5, 2010 at a Redemption Price equal to 100% of the Accreted Principal Amount of the Securities selected for redemption, plus accrued and unpaid Interest, if any, to, but not including, the Redemption Date.

          Section 11.2 Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XI.

          Section 11.3 Election to Redeem; Notice to Trustee. (a) The election of the Company to redeem any Securities will be evidenced by a Board Resolution. In case of any redemption, the Company will, at least 60 calendar days prior to the Redemption Date fixed by

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

the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the Accreted Principal Amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company will furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

          (b) If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 calendar days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, on a pro rata basis unless another method is required by the New York Stock Exchange or The Nasdaq National Market or another national or regional securities exchange on which the Common Stock is then listed or quoted. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption by the Trustee in accordance with the preceding sentence. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Accreted Principal Amount thereof to be redeemed.

          (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

          Section 11.4 Notice of Redemption. Notice of redemption of Securities to be redeemed will be given by the Company or, at the Company's written request (which request shall be delivered to the Trustee simultaneously with notification of the Redemption Date pursuant to Section 11.3), by the Trustee in the name and at the expense of the Company and will be irrevocable (such notice, a "Redemption Notice"). A Redemption Notice will be given by mail, first class postage prepaid, not less than 30 or more than 60 calendar days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. All notices of redemption will include the CUSIP number and will state:

          (i) the Redemption Date;

          (ii) the Redemption Price and accrued Interest;

          (iii) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the Accreted Principal Amounts) of the particular Securities to be redeemed;

          (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that Interest thereon will cease to accrue on and after said date;

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          (v) that Securities called for redemption may be converted at any time prior to the close of business on the Business day immediately preceding the Redemption Date;

          (vi) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

          (vii) the specific provision of this Indenture pursuant to which such Securities are to be redeemed.

     Notice of redemption of Securities to be redeemed shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Company.

     If the Company exercises its right to redeem the Securities, in whole or in part, it will disseminate a Press Release containing information regarding the redemption and publish the information through a public medium that is customary for such Press Release.

          Section 11.5 Deposit of Redemption Price. Prior to 10:00 a.m. (local time at the Place of Payment) on the Redemption Date specified in the Redemption Notice given as provided in Section 11.4, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money (which shall be in immediate available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued Interest to, but not including, the Redemption Date on, all of the Securities that are to be redeemed on that date other than any Securities called for redemption on the date which have been converted prior to the date of such deposit.

     If any Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of
Section 3.11) be paid to the Company or, if then held by the Company, shall be discharged from such trust.

          Section 11.6 Securities Payable on Redemption Date. (a) A Redemption Notice having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued Interest) such Securities shall cease to accrue Interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid Interest to, but not including, the Redemption Date.

          (b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Accreted Principal Amount and, to the extent permitted by applicable law, accrued Interest shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security and such Security shall remain convertible until the Redemption Price of such Security (or portion thereof, as the case may be) has been paid in full.

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          Section 11.7 Securities Redeemed in Part. (a) Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor, of any authorized denomination as requested by such Holder, in aggregate Accreted Principal Amount equal to and in exchange for the unredeemed portion of the Accreted Principal Amount of the Security so surrendered.

          (b) In the event of any redemption in part, the Company and the Trustee will not be required

          (i) to issue, register the transfer of, or exchange any Securities during a period beginning at the opening of business 15 calendar days before the mailing of a Redemption Notice of Securities selected for redemption under
Section 11.3 and ending at the close of business on the day of such mailing or

          (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Securities to be redeemed in part, the portion thereof not being redeemed.

                                  ARTICLE XII
                            CONVERSION OF SECURITIES

          Section 12.1 Right to Convert. Subject to and upon compliance with the provisions of this Article XII, at the option of the Holder, any Securities or any portion of the principal amount thereof that is an integral multiple of $1,000 (but for purposes of such denominations based on the Initial Principal Amount of such Securities) may be converted:

          (a) prior to September 30, 2034, during any Conversion Period, if the Parity Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of that Conversion Period is greater than 120% of the product of (i) $26.66 and (ii) the Accreted Principal Amount of a Security with an Initial Principal Amount of $1,000 divided by $1,000;

          (b) prior to September 30, 2034, during the five consecutive Business Day period following any five consecutive Trading Day period in which the Trading Price of a Security with an Initial Principal Amount of $1,000 for each day of that five Trading Day period was less than 98% of the of the product of
(i) the Parity Price and (ii) 37.5090;

          (c) at any time on or after September 30, 2034;

          (d) if the Securities are called for redemption pursuant to Article XI, at any time after the date of the mailing of the applicable Redemption Notice and prior to the close of business on the Business Day immediately preceding the Redemption Date; provided that if the

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Company elects to redeem less than all of the Securities, only those Securities called for redemption may be converted; or

          (e) upon the occurrence of a corporate transaction described in
Section 12.2.

     Notwithstanding the provisions of this Section 12.1, prior to September 30, 2010, except in the case of a conversion of Securities made in connection with a Fundamental Change (as provided in Section 12.5), Holders will not have the option to convert Securities if such conversion would result in a default under the terms of the Company's other outstanding Indebtedness or would otherwise be prohibited by the terms of such other Indebtedness.

          Section 12.2 Certain Corporate Transactions.

          (a) If the Company elects to:

          (i) distribute to all holders of Common Stock rights, options or warrants entitling them to purchase, for a period expiring within 60 days of the declaration date for such distribution, shares of Common Stock at less than the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution; or

          (ii) distribute to all holders of Common Stock assets, debt securities or rights, options or warrants to purchase securities of the Company, which distribution has a per share fair market value (determined in the manner specified in Section 12.9(f)) exceeding 10% of the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

then in the case of the foregoing clauses (i) and (ii), the Company shall notify the Holders at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, even if the Securities are not otherwise convertible at such time, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company's announcement that such distribution will not take place, subject to the limitations imposed by the last paragraph of Section 12.1; provided, however, that a Holder may not exercise this right to convert if the Holder is otherwise entitled to participate in the distribution without conversion. As used herein, the term "ex-dividend date" or "ex-date" when used with respect to any issuance or distribution, shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of such Common Stock to its buyer.

          (b) If the Company is party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Common Stock would be converted into cash, securities or other property, even if the Securities are not otherwise convertible at the time, Holders may surrender their Securities for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction. If such consolidation, merger or binding share exchange constitutes a Fundamental Change, the right to convert Securities contemplated by this Section 12.2(b) will not be subject to the limitations imposed by the last paragraph of Section 12.1.

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          (c) If a Fundamental Change occurs, Holders may surrender their
Securities for conversion during the period described in paragraph (b) above. However, a conversion of a Security will only be considered "in connection with" a Fundamental Change if the Security is surrendered during the period described in Section 12.5(e) and the provisions of Section 12.5(d) and Section 12.5(e) are complied with. Section 12.10 provides for an adjustment to the Capped Anti-Dilution Multiplier only if a Security is deemed to be converted "in connection with" a Change in Control.

          Section 12.3 Determination of Satisfaction of Certain Conversion Triggers. (a) Prior to September 30, 2034, the Company shall determine if the Securities are convertible in accordance with Section 12.1(a) and shall notify the Trustee if the Securities become convertible. The Company or its Agent shall make such determination during the 30 consecutive Trading Days ending on the first day of each Conversion Period.

          (b) The Company shall determine if the Securities are convertible in accordance with Section 12.1(b) and notify the Trustee if the Securities become convertible; provided that, the Company shall have no obligation to make such determination unless requested in writing to do so by a Holder. Upon such request, the Company shall determine the Trading Price of a Security with an Initial Principal Amount of $1,000 beginning on the next Trading Day and on each successive Trading Day until the Trading Price of a Security with an Initial Principal Amount of $1,000 is greater than or equal to 98% of the product of (1) the Parity Price and (2) 37.5090. For this purpose, if the Company cannot reasonably obtain at least one bid for $5.0 million in Initial Principal Amount of the Securities from a nationally recognized securities dealer or if, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then a Holder may surrender Securities for conversion during the five consecutive Business Day period following such event or determination.

          Section 12.4 Notice of Conversion. Upon the determination by or on behalf of the Company that Holders are or will be entitled to convert the Securities in accordance with the provisions of Section 12.1 or Section 12.2, the Company will issue a Press Release containing information about the right of conversion, publish the information through a public medium that is customary for such Press Release and publish the information on the Company's website.

          Section 12.5 Conversion at Option of the Holder Upon a Fundamental Change.

          (a) If a Fundamental Change occurs at any time prior to Maturity, each Holder will have the right to convert any or all of such Holder's Securities into Conversion Consideration pursuant to the procedures set forth in this
Section 12.5.

          (b) On or before the fifth day after the occurrence of a Fundamental Change, the Company will provide to all Holders, the Trustee and the Paying Agent a notice of the occurrence of the Fundamental Change (such notice, a "Fundamental Change Notice") and of the resulting rights of Holders. Each Fundamental Change Notice shall state, among other things:

          (i) the events causing the Fundamental Change;

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          (ii) the date of the Fundamental Change;

          (iii) the last date (determined as provided below) on which a Holder may exercise its conversion right in connection with such Fundamental Change;

          (iv) the Fundamental Change Election Date, which date shall be no less than 22 days after the date of the applicable Fundamental Change Notice (but not more than 35 days, unless a longer period is required by law);

          (v) the name and address of the Paying Agent and the Conversion Agent;

          (vi) the Parity Price, the Parity Share Number and any adjustments to the Parity Share Number (including any adjustments to the Capped Anti-Dilution Multiplier pursuant to Section 12.10 hereof);

          (vii) the Conversion Consideration (or, if not known, the method for determining the amount of Conversion Consideration) that Holders will be entitled to receive upon conversion; and

          (viii) the procedures that Holders must follow to convert their Securities.

          (c) Simultaneously with providing the Fundamental Change Notice, the Company will issue a Press Release and publish the information contained therein through a public medium customary for such Press Releases.

          (d) To exercise the conversion right contemplated by this Section 12.5, a Holder must deliver, before the close of business on the second Business Day immediately preceding the Fundamental Change Election Date, the Fundamental Change Election Notice, duly completed, to the Paying Agent. The Fundamental Change Election Notice must state:

          (i) if certificated, the certificate numbers of the Securities to be delivered for conversion;

          (ii) the portion of the Initial Principal Amount of the Securities to be converted, which must be $1,000 or an integral multiple thereof; and

          (iii) that the Securities are to be converted by the Company pursuant to the applicable provisions of the Securities and this Indenture.

     If the Securities are Global Securities, the Fundamental Change Election Notice must comply with the Applicable Procedures.

          (e) A conversion of Securities by a Holder will be deemed for purposes of this Section 12.5 and Section 12.10 to be "in connection with" a Fundamental Change if the Fundamental Change Election Notice is received by the Conversion Agent subsequent to the Fundamental Change Effective Date and before the close of business on the second Business Day immediately preceding the Fundamental Change Election Date.

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

          (f) A Holder may withdraw any Fundamental Change Election Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Fundamental Change Election Date. The notice of withdrawal must state: (i) the principal amount of the withdrawn Securities; (ii) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and (iii) the principal amount, if any, that remains subject to the Fundamental Change Election Notice.

     If the Securities are Global Securities, the withdrawal notice must comply with the Applicable Procedures.

          (g) A Holder must either effect book-entry transfer or deliver the Securities, together with necessary endorsements, to the office of the Paying Agent after delivery of the Fundamental Change Election Notice to receive payment of the Conversion Consideration. Holders will receive payment of the Conversion Consideration promptly following the later of the Fundamental Change Election Date or the time of book-entry transfer or the delivery of the Securities to the Paying Agent. If the Paying Agent holds money or securities sufficient to pay the Conversion Consideration of the Securities on the Business Day following the Fundamental Change Election Date, then: (i) the Securities will cease to be Outstanding and Interest, if any, will cease to accrue or principal to accrete (whether or not book-entry transfer of the Securities is made or whether or not the Security is delivered to the Paying Agent); and (ii) all other rights of the Holder will terminate (other than the right to receive the Conversion Consideration upon delivery or transfer of the Securities).

          Section 12.6 Exercise of Conversion Privilege. (a) In order to convert a security other than in connection with a Fundamental Change (which is governed by Section 12.5 above), the Holder of any Security to be converted must deliver an irrevocable conversion notice substantially in the form set forth in Section
2.4 together with the Security (if the Security is in certificated form), duly endorsed in blank, by the time required by Section 12.1 or 12.2, as the case may be, to the Conversion Agent at any office or agency of the Company maintained for that purpose pursuant to Section 10.2 (the date of such delivery of notice and satisfaction of all other requirements for conversion, the "Conversion Date"). Any Holder may obtain copies of the required form of the conversion notice from the Conversion Agent. Upon conversion, the Company will satisfy its conversion obligations with respect to the principal amount of the Securities to be converted into Conversion Consideration.

          (b) The Conversion Agent will convert the Securities and the Company will remit the Conversion Consideration as soon as practicable, but in no event later than the third Business Day following the last day of the Applicable Conversion Reference Period.

          (c) In the event any Holder surrenders any Security for conversion during the period between the close of business on a Record Date but prior to the corresponding Interest Payment Date, the Company shall pay accrued Interest on such Security on that Interest Payment Date to the Holder of such Security as of such Record Date. The Holder surrendering the Security for conversion shall be required to pay to the Company an amount equal to the Interest that has accrued as of such Interest Payment Date and that will be paid to the Holder of such Security as of the Record Date. The preceding sentence does not apply to Securities that are

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surrendered for conversion after the Company has specified a Redemption Date that is after a Record Date but on or prior to the corresponding Interest Payment Date.

          (d) Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive any Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion as provided in clause (b) above, together with payment in lieu of any fraction of a share, as provided in Section 12.8.

          (e) All shares of Common Stock delivered upon conversion of Restricted Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Securities pursuant to
Section 3.6(h) and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided, to the Company or to the Company's transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Common Stock, written notice that the Securities delivered for conversion are Restricted Securities.

          (f) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S. $1,000 (but for purposes of such denominations based on the Initial Principal Amount of such Securities) and the principal amount of such security to remain Outstanding after such conversion is equal to or in excess of U.S. $1,000.

          (g) If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Security, then such Holder must deliver to the Conversion Agent a Surrender Certificate, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or transfer agent shall be required to register in a name other than that of the beneficial owner, shares of Common Stock issued upon conversion of any such Restricted Security not so accompanied by a properly completed Surrender Certificate.

          Section 12.7 Exchange in Lieu of Conversion. When a Holder surrenders Securities for conversion, the Conversion Agent may direct the Holder to surrender the Securities

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to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the designated institution must agree to deliver, in exchange for the Securities, the Conversion Consideration. If the designated institution accepts any such Securities, it will deliver the Conversion Consideration to the Conversion Agent and the Conversion Agent will deliver that consideration to the Holder. Any Securities exchanged by the designated institution will remain Outstanding. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related Conversion Consideration, the Company will, as promptly as practical thereafter, but not later than the third Business Day following the Applicable Conversion Response Period, convert the Securities and deliver the Conversion Consideration owed upon such conversion.

     The Company's designation of an institution to which the Securities may be submitted for exchange does not require the institution to accept any Securities. If the designated institution declines to accept any Securities surrendered for exchange, the Company will convert those Securities into the cash payment and the number of shares of Common Stock, issuable upon conversion, as described in this Article XII. The Company will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation.

          Section 12.8 Fractions of Shares. (a) No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. Instead of any fractional shares of Common Stock that would otherwise be issued upon conversion of the Securities, the Company will pay a cash amount (calculated to the nearest cent) equal to the value of such fractional shares, based on the Closing Price on the last Trading Day of the Applicable Conversion Reference Period.

          (b) For purposes of paragraphs (a) above, if more than one Security shall be surrendered for conversion at one time by a Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered.

          Section 12.9 Anti-Dilution Adjustments. The Capped Anti-Dilution Multiplier and the Uncapped Anti-Dilution Multiplier will be subject to adjustment, without duplication, as follows upon the occurrence of any of the following events:

          (a) Stock Splits and Combinations. In the event that the outstanding shares of Common Stock shall be subdivided, split or recombined (including an effective subdivision of Common Stock through the reclassification of Common Stock), the Uncapped Anti-Dilution Multiplier in effect immediately before the close of business on the record date fixed for such subdivision, split or recombination becomes effective shall be proportionately increased or reduced.

          (b) Stock Dividends. In the event that the Company pays a dividend or makes a distribution on Common Stock, payable exclusively in shares of Common Stock, the Uncapped Anti-Dilution Multiplier in effect immediately before the close of business on the record date

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fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying it by a fraction:

          (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, plus (B) the total number of shares constituting the dividend or distribution; and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the record date fixed for such dividend or distribution.

     If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Uncapped Anti-Dilution Multiplier shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Uncapped Anti-Dilution Multiplier that would have been in effect if such determination date had not been fixed.

          (c) Issuance of Rights or Warrants. In the event that the Company issues to all or substantially all holders of Common Stock rights, options or warrants (other than pursuant to any dividend reinvestment or share purchase or similar plan) entitling such holders to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of the rights, options or warrants at less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Uncapped Anti-Dilution Multiplier in effect immediately before the close of business on the record date fixed for such determination shall be increased by multiplying it by a fraction:

          (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (B) the total number of shares of Common Stock so offered for subscription or purchase;

          (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (B) the total number of shares of Common Stock that the aggregate offering price of the total number of shares offered for subscription or purchase would purchase at the Current Market Price.

     If, after any such date fixed for determination, any such rights, options or warrants are not in fact exercised prior to the expiration thereof (and as a result no additional shares of Common Stock are delivered or issued pursuant to such rights, options or warrants), the Uncapped Anti-Dilution Multiplier shall be immediately readjusted, to the Uncapped Anti-Dilution Multiplier that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of Common Stock actually delivered or issued.

     "Current Market Price" of the Common Stock (unless otherwise stated below) means the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the earlier of the record date fixed for determination of the stockholders entitled to

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receive such distribution (if such record date is a Trading Day or, if not, then on the last Trading Day prior to such record date) and the day before the ex-dividend date for such distribution.

          (d) Spin-Offs. In the event the Company pays a dividend or makes a distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary of the Company or other business unit ("Spin-Off"), the Uncapped Anti-Dilution Multiplier in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying it by a fraction equal to the sum of the Daily Adjustments for each of the ten consecutive Trading Days beginning on the effective date of the Spin-Off. The "Daily Adjustment" for any given Trading Day is equal to a fraction:

          (i) the numerator of which is the Closing Price of the Common Stock on that Trading Day plus the Closing Price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock on that Trading Day; and

          (ii) the denominator of which is the product of (a) 10 and (b) the Closing Price of the Common Stock on that Trading Day.

     The adjustment to the Uncapped Anti-Dilution Multiplier in the event of a Spin-Off will take effect at the opening of business on the tenth Trading Day from, and including, the effective date of the Spin-Off.

          (e) Cash Dividends or Distributions. In the event the Company makes regular quarterly, semi-annual or annual cash dividends or distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, the Uncapped Anti-Dilution Multiplier in effect immediately before the close of business on the record date fixed for such dividend or distribution will be increased by multiplying it by a fraction:

          (i) the numerator of which is the Current Market Price of the Common Stock; and

          (ii) the denominator of which is the Current Market Price of the Common Stock, minus the amount per share of such dividend or distribution.

     In the event the Company makes other dividends or distributions consisting exclusively of cash to all or substantially all holders of Common Stock (excluding any dividends or distribution in connection with the Company's liquidation, dissolution or winding up), the Uncapped Anti-Dilution Multiplier will be increased by multiplying it by the fraction set forth above.

     Notwithstanding the foregoing, in cases where (i) the amount per share of Common Stock of such distribution equals or exceeds the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock exceeds the amount per share of Common Stock of such distribution by less than $1.00, in lieu of making the foregoing adjustment, the Company will have the right to adjust a Holder's conversion right such that such Holder will receive upon conversion, in addition to cash and shares of Common Stock, if any, the distribution the Holder would have received if the Holder had held a number of shares equal to the product of (i) 37.5090 and (ii) the Parity Share Number then in effect immediately prior to the record date for such distribution or dividend. If the Company elects to adjust the Holders' conversion rights as contemplated by this paragraph, the Company will promptly notify the Trustee, the Conversion Agent and the Holders of such election.

          (f) Distributions of Indebtedness, Securities or Assets. In the event the Company distributes to all or substantially all holders of Common Stock evidences of indebtedness, securities or other assets or any other rights, options or warrants to purchase its securities (the "distributed assets"), but excluding:

          (i) dividends or distributions described in Section 12.9(b);

          (ii) rights or warrants described in Section 12.9(c)

          (iii) dividends or distributions in connection with a Spin-Off described in Section 12.9(d); and

          (iv) dividends or distributions paid exclusively in cash described in
Section 12.9(e);

the Uncapped Anti-Dilution Multiplier in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying it by a fraction:

          (i) the numerator of which is the Current Market Price of the Common Stock; and

          (ii) the denominator of which is the Current Market Price of the Common Stock minus the fair market value, as determined by the Board of Directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of Common Stock.

     Notwithstanding the foregoing, in cases where (i) the fair market value per share of Common Stock of the distributed assets equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the fair market value per share of Common Stock of the distributed assets by less than $1.00, in lieu of making the foregoing adjustment, the Company will have the right to adjust the conversion rights of the Securities such that a Holder will receive upon conversion, in addition to cash and shares of Common Stock, the distributed assets the Holder would have received if the Holder had held a number of shares of Common Stock equal to the product of
37.5090 and the Parity Share Number then in effect immediately prior to the record date for such distribution of assets.

          (g) Repurchases. In the event the Company or one of its Subsidiaries makes a payment in respect of a repurchase of Common Stock, the consideration for which exceeds the Then-Prevailing Market Price of the Common Stock (such amount being the "Repurchase Premium"), and that repurchase, together with any other repurchases of Common Stock by the Company or a Subsidiary of the Company involving a Repurchase Premium concluded within the preceding 12 months, results in the payment by the Company (or its Subsidiary) of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Common Stock, the Uncapped Anti-Dilution Multiplier in effect immediately before the close of business on the day of such payment in respect of a repurchase will be increased by multiplying it by a fraction:

          (i) the numerator of which shall be the Current Market Price of the Common Stock; and

          (ii) the denominator of which shall be (A) the Current Market Price of the Common Stock, minus (B) the quotient of (1) the aggregate amount of all of the Repurchase Premiums paid in connection with such repurchases and (2) the number of shares of Common Stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by the Board of Directors;

provided that no adjustment to the Uncapped Anti-Dilution Multiplier shall be made to the extent the Uncapped Anti-Dilution Multiplier is not increased as a result of the above calculation and; provided further that the repurchases of Common Stock effected by the Company, any of its Subsidiaries or their respective agents in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Uncapped Anti-Dilution Multiplier made under this Section 12.9(g).

     For purposes of this Section 12.9(g):

          (i) "Market Capitalization" will be calculated by multiplying (A) the Current Market Price of the Common Stock by (B) the number of shares of Common Stock then outstanding on the date of the repurchase triggering the adjustment;

          (ii) "Current Market Price" will be the average of the Closing Prices of the Common Stock for the five consecutive Trading Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment; and

          (iii) in determining the Repurchase Premium, the "Then-Prevailing Market Price" of the Common Stock will be the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date.

          (h) Tender or Exchange Offers. In the event the Company or one of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the Uncapped Anti-Dilution Multiplier in effect immediately before the close of business on the date fixed for the consummation of such tender or exchange offer will be increased by multiplying it by a fraction:

          (i) the numerator of which shall be the sum of (A) the fair market value, as determined by the Board of Directors of the aggregate consideration payable for all shares of Common Stock the Company or any such Subsidiary purchases in the tender or exchange offer and (B) the product of (1) the number of shares of Common Stock outstanding on the date of consummation of such tender or exchange offer less any such purchased shares and (2) the Closing Price of the Common Stock on the Trading Day next succeeding the date of the expiration of the tender or exchange offer; and

          (ii) the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding on the date of consummation of such tender or exchange offer, including any such purchased shares, and (B) the Closing Price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender or exchange offer;

          (i) In addition to the adjustments set forth above, the Company may increase the Parity Share Number as the Board of Directors considers advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Parity Share Number by any amount for any period of at least 20 days if the Board of Directors has determined that such increase would be in the Company's best interests. If the Board of Directors makes such a determination, it will be conclusive. The Company will give Holders at least 15 days' notice of such an increase in the Parity Share Number.

     No adjustment to the Parity Share Number or a Holder's ability to convert its Securities will be made if the Holder otherwise participated in the distribution without conversion.

     Notwithstanding the foregoing provisions of this Section 12.9, neither the Capped Anti-Dilution Multiplier nor the Uncapped Anti-Dilution Multiplier will be adjusted:

          (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

          (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the date the Securities were first issued;

          (iv) for a change in the par value of the Common Stock; or

          (v) for accrued and unpaid Interest, if any.

     Holders will receive, upon conversion of their Securities, in addition to cash and Common Stock, as the case may be, the rights under any stockholder rights plan the Company may adopt, unless prior to such conversion a Trigger Event (as defined in Section 12.17) shall have occurred, in which case the Uncapped Anti-Dilution Multiplier will be adjusted at the time of the Trigger Event as described in Section 12.9(f).

     Simultaneously with an adjustment to the Capped Anti-Dilution Multiplier or the Uncapped Anti-Dilution Multiplier, as the case may be, the Company will disseminate a Press Release detailing the new Capped Anti-Dilution Multiplier, the Uncapped Anti-Dilution Multiplier and Parity Share Number and other relevant information.

          Section 12.10 Adjustment to Capped Anti-Dilution Multiplier In Connection With a Change in Control. (a) If a Change in Control occurs prior to September 30, 2010, the Capped Anti-Dilution Multiplier in effect immediately before the close of business on the date on which such Change in Control transaction becomes effective (the "Change in Control Effective Date") will be increased by multiplying it by a factor (the "Adjustment Factor") determined by reference to the table set forth below in Section 12.10(b) based on the Change in Control Effective Date and the Change in Control Price (as defined below). If holders of Common Stock receive only cash in a Change in Control transaction, the "Change in Control Price" shall be the cash amount paid per share multiplied by the Parity Share Number then in effect. Otherwise, the Change in Control Price will be the average of the Parity Prices of the Common Stock on each of the ten consecutive Trading Days prior to but not including the Change in Control Effective Date.

          (b) The following table sets forth the Change in Control Prices and Adjustment Factors for a Security with an Initial Principal Amount of $1,000:

                                                           Change in Control Price
                  --------------------------------------------------------------------------------------------------------------
Change in
Control           $20.91 $22.50 $25.00  $27.50 $30.00 $35.00 $40.00  $45.00 $50.00 $60.00  $70.00 $80.00 $90.00  $100.00 $120.00
----------------  ------ ------ ------  ------ ------ ------ ------  ------ ------ ------  ------ ------ ------  ------- -------
August 15,
2005............   1.262  1.223  1.180   1.151  1.131  1.104  1.088   1.076  1.067  1.053   1.044  1.037  1.031   1.027   1.020
September 30,
2005............   1.260  1.220  1.177   1.148  1.128  1.102  1.086   1.074  1.065  1.052   1.043  1.036  1.031   1.026   1.020
September 30,
2006............   1.246  1.203  1.157   1.128  1.108  1.085  1.071   1.061  1.054  1.043   1.036  1.030  1.026   1.022   1.017
September 30,
2007............   1.236  1.188  1.137   1.106  1.087  1.066  1.055   1.048  1.042  1.034   1.028  1.023  1.020   1.017   1.013
September 30,
2008............   1.232  1.174  1.115   1.082  1.063  1.046  1.038   1.033  1.029  1.023   1.019  1.016  1.014   1.012   1.009
September 30,
2009............   1.239  1.166  1.091   1.052  1.034  1.023  1.020   1.017  1.015  1.012   1.010  1.009  1.007   1.006   1.005
September 30,
2010............   1.275  1.185  1.066   1.000  1.000  1.000  1.000   1.000  1.000  1.000   1.000  1.000  1.000   1.000   1.000


          (c) In the event that the exact Change in Control Price and Change in Control Effective Date are not set forth in Section 12.10(b), if the Change in Control Price is:

          (i) between two Change in Control Price amounts on the table or the Change in Control Effective Date is between two dates on the table, the Adjustment Factor will be determined by straight-line interpolation between the Adjustment Factor set forth for the higher and lower Change in Control Price amounts and the two Change in Control Effective Dates, as applicable, based on a 365-day year;

          (ii) more than $120.00 per share, no adjustment will be made; and

          (iii) less than $20.91 per share, no adjustment will be made.

          (d) Notwithstanding the provisions of this Section 12.10, in no event will the Capped Adjustment Multiplier exceed 1.2750.

          (e) The adjustment to the Capped Anti-Dilution Multiplier pursuant to this Section 12.10 will occur on the Change in Control Effective Date and will remain in effect only for purposes of determining the number of shares a Holder is entitled to receive if such Holder submits a Fundamental Change Election Notice and converts such Holder's Securities in connection with the Change in Control.

          Section 12.11 Notice of Adjustments. Whenever the Capped Anti-Dilution Multiplier or the Uncapped Anti-Dilution Multiplier is adjusted as herein provided:

          (a) the Company shall compute the adjusted Parity Share Number in accordance with Section 12.9 and 12.10 and shall prepare a certificate signed by its principal financial officer, Comptroller or Treasurer of the Company setting forth the adjusted Parity Share Number (and the Capped Anti-Dilution Multiplier and/or the Uncapped Anti-Dilution Multiplier, as the case may be) and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

          (b) upon each such adjustment, a notice stating that the Parity Share Number has been adjusted and setting forth the adjusted Parity Share Number shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.

     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Capped Anti-Dilution Multiplier, the Uncapped Anti-Dilution Multiplier or the Parity Share Number unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Parity Share Number of which the Trustee has knowledge remains in effect.

          Section 12.12 Notice of Certain Corporate Action. In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to
Section 12.9; or

          (b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (c) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease (other than a mere grant of security interest) of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least 20 days (or 10 days in any case specified in clause (a) or (b) above and 30 days for clause (c) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

     The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

          Section 12.13 Company to Provide Common Stock. As soon as practicable, the Company shall reserve for issuance upon conversion of Securities an amount of shares of Common Stock sufficient for the purpose of effecting the conversion of all of the Outstanding Securities.

          Section 12.14 Taxes on Conversions. Except as provided in the next sentence, the Company will pay all stamp taxes and other duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant to Article XII. The Company shall not, however, be required to pay any tax or duty (i) in respect of income of the Holder or (ii) caused by a Holder's request that the shares of Common Stock deliverable upon conversion be issued in a name other than its own. Certificates representing shares of Common Stock will be issued or delivered only after all applicable taxes and duties payable by the Holder, if any, are paid.

     The Company agrees, and each Holder is deemed to agree, that delivery to such Holder of the full number of shares of Common Stock into which each Security is convertible, together with the cash portion of any Conversion Consideration and any cash payment of such Holder's fractional shares in accordance with Section 12.8, will be treated as a contingent payment (in an amount equal to the sum of the then Fair Market Value of such Common Stock and such cash payment, if any) on the Securities for purposes of the Contingent Payment Debt Regulations governing contingent payment debt obligations.

     If the Conversion Consideration paid by the Company to a Holder upon conversion of the Securities pursuant to this Article XII is not sufficient to allow the Company to comply with the U.S. federal withholding tax obligations imposed by the Code with respect to accrued and unpaid Interest on the Securities payable to the beneficial owner of such Securities, the Company may, to the extent required by applicable law, recoup or set-off such liability against any amounts owed to such Holder, including, but not limited to, the shares of Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions subsequently made with respect to such shares of Common Stock to such beneficial owner.

     If the Parity Share Number is adjusted pursuant to this Indenture, to the extent such adjustment results in a constructive distribution to beneficial owners of Securities under Section 305 of the Code, which distribution gives rise to a U.S. federal withholding tax liability, the Company may, to the extent required by law, recoup or set-off such liability against any payments (whether in cash or Common Stock) made with respect to the Securities (or any payment with respect to Common Stock received upon conversion thereof) to such beneficial owners.

          Section 12.15 Covenant as to Common Stock. The Company agrees that all shares of Common Stock that may be delivered upon conversion of Securities, upon such delivery, will be newly issued shares and will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 12.14, the Company will pay all taxes, liens and charges with respect to the issue thereof.

          Section 12.16 Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.13.

          Section 12.17 Rights Issued in Respect of Common Stock. Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events identified in the instruments governing such rights or warrants ("Trigger Event"):

          (a) are deemed to be transferred with such shares of Common Stock,

          (b) are not exercisable, and

          (c) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 12.9(f) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Uncapped Ant-Dilution Multiplier under Section 12.9(f), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Uncapped Ant-Dilution Multiplier shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Uncapped Ant-Dilution Multiplier shall be readjusted as if such issuance had not occurred.

          Section 12.18 Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist that may require any adjustment of the Parity Share Number, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                  ARTICLE XIII
                            REPURCHASE OF SECURITIES

          Section 13.1 Repurchase Rights. (a) Holders will have the right to require the Company to repurchase the Securities on September 30, 2010, September 30, 2015, September 30, 2020, September 30, 2025 and September 30, 2030 (each such date, a "Repurchase Date"). The repurchase price payable will be equal to 100% of the Accreted Principal Amount of the Securities to be repurchased, plus accrued and unpaid Interest, if any, to, but not including, the applicable Repurchase Date (the "Repurchase Price"). The Company will be required to repurchase any outstanding Securities for which a Holder delivers a written repurchase notice to the Paying Agent substantially in the form in
Section 2.2 (the "Repurchase Notice"). Such notice must be delivered by a Holder during the period beginning at any time from the opening of business on the date that is 22 Business Days prior to the relevant Repurchase Date until the close of business on the second Business Day prior to the applicable Repurchase Date. If the Repurchase Notice is given and withdrawn during such period, the Company will not be obligated to repurchase the related Securities. The Company will pay the Repurchase Price for any Securities submitted for repurchase on the Repurchase Date solely in cash.

          (b) The Company will give notice to each Holder in accordance with
Section 1.6 at least 22 Business Days prior to each Repurchase Date as required by applicable law, stating, among other things, the procedures that Holders must follow to require the Company to repurchase the Securities.

          (c) The Repurchase Notice given by each Holder electing to require the Company to repurchase Securities on the Repurchase Date must be given so as to be received by the Paying Agent no later than the close of business on the second Business Day immediately preceding the Repurchase Date and must state:
(i) if certificated, the certificate numbers of the Securities to be delivered for repurchase; (ii) the portion of the Initial Principal Amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
(iii) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

     If the Securities are Global Securities, the withdrawal notice must comply with the Applicable Procedures.

          (d) A Holder may withdraw any Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent prior to the close of business on the second Business Day immediately preceding the applicable Repurchase Date. The notice of withdrawal must state: (i) the Initial Principal Amount of Securities being withdrawn; (ii) if certificated, the certificate numbers of the Securities being withdrawn; and (iii) the Initial Principal Amount, if any, of the Securities that remain subject to the Repurchase Notice.

     If the Securities are Global Securities, the withdrawal notice must comply with the Applicable Procedures.

          (e) In connection with any repurchase, the Company will, to the extent applicable: (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and (ii) file a Schedule TO and any other required schedule under the Exchange Act.

          (f) The Company's obligation to pay the Repurchase Price for Securities for which a Repurchase Notice has been delivered and not validly withdrawn is conditioned upon the following: A Holder must either effect book-entry transfer or deliver the Securities (if they are in certificated form), together with necessary endorsements, to the office of the Paying Agent after delivery of the Repurchase Notice to receive payment of the Repurchase Price. The Company will cause the Repurchase Price for the Securities to be paid promptly following the later of the applicable Repurchase Date or the time of book-entry transfer or delivery of the Securities, together with such endorsements.

          (g) The Company shall deposit cash, at the time and in the manner contemplated by Section 11.5, sufficient to pay the Repurchase Price of all Securities to be repurchased hereunder. If the Paying Agent holds money sufficient to pay the Repurchase Price of the Securities for which a Repurchase Notice has been given on the second Business Day immediately following the applicable Repurchase Date in accordance with the terms of this Indenture, then, immediately after such Repurchase Date, the Securities will cease to be

Outstanding and Interest, if any, on the Securities will cease to accrue, whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate, other than the right to receive the Repurchase Price upon delivery of the Securities.

          Section 13.2 Exchange in Lieu of Repurchase. If a Holder exercises its right to require the Company to repurchase any of such Holder's Securities pursuant to Section 13.1 hereof, the Company may cause the Securities first to be offered to a financial institution chosen by the Company for exchange in lieu of repurchase. In order to accept any Securities surrendered for repurchase, the designated institution must agree to deliver, in exchange for such Securities, the Repurchase Price for such Securities that the Holder of such Securities would otherwise receive upon repurchase by the Company. If the designated institution accepts any such Securities for repurchase, it will deliver the Repurchase Price to the Paying Agent. Any Securities purchased by the designated institution will remain Outstanding. If the designated institution agrees to accept any Securities for repurchase but does not timely deliver the related Repurchase Price payment, the Company will, as promptly as practical thereafter, but not later than one Business Day following the applicable Repurchase Date, cause the Repurchase Price for the Securities to be paid; provided, however, if such designated institution declines to accept any Securities surrendered for repurchase, the Company will repurchase the Securities pursuant to Section 13.1 hereof.

     The Company will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation.

                                  ARTICLE XIV
         HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE

          Section 14.1 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

          (a) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

          Section 14.2 Preservation of Information. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 14.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list, if any, furnished to it as provided in Section 14.1 upon receipt of a new list so furnished.

          (b) After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this

Indenture or under the Securities, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          Section 14.3 Reports by Trustee. (a) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

          Section 14.4 Reports by Company. After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is filed with the Commission.

          Section 14.5 Calculations in Respect of Securities. The Company will be responsible for making any calculations called for under the Securities. These calculations include, but are not limited to, determinations of the Trading Price of the Securities and the Closing Price of the Common Stock, any accrued Interest payable on the Securities, the Capped Anti-Dilution Multiplier, the Uncapped Anti-Dilution Multiplier, the Parity Share Number and the projected payment schedule with respect to the Securities. The Company will make these calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of Securities. The Company will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company's calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of Securities upon a written request by such Holder.

                                   ARTICLE XV
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

          Section 15.1 Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal amount of or Interest on any Security and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                       CONSECO, INC.

                                       By: /s/ Daniel J. Murphy
                                          ---------------------------------
                                          Name: Daniel J. Murphy
                                          Title: Senior Vice President and
                                                   Treasurer

                                       THE BANK OF NEW YORK TRUST
                                       COMPANY, N.A., as Trustee

                                       By: /s/ L. Garcia
                                          ----------------------------------
                                          Name: L. Garcia
                                          Title: Assistant Vice President

             ANNEX A -- Form of Unrestricted Securities Certificate

                       UNRESTRICTED SECURITIES CERTIFICATE

      (For removal of Restricted Securities Legend pursuant to Section 3.6)

THE BANK OF NEW YORK
TRUST COMPANY, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administration

RE: 3.50% CONVERTIBLE DEBENTURES DUE SEPTEMBER 30, 2035 OF CONSECO, INC. (THE "SECURITIES")

     Reference is made to the Indenture, dated as of August 15, 2005 (the "Indenture"), from Conseco, Inc. (the "Company") to The Bank of New York Trust Company, N.A., as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

     This certificate relates to U.S.$___ principal amounts of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

     CUSIP No. [_________]

     CERTIFICATE No(s). _________________

     The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

     The Owner has requested that the Specified Securities be exchanged for Securities bearing no Restricted Securities Legend pursuant to Section 3.6 of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a period of at least two years has elapsed since the Issue Date, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the States of the United States and other jurisdictions.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated: ________________________

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

                                       By:
                                          -----------------------------
                                          Name:
                                          Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                    ANNEX B -- Form of Surrender Certificate

     In connection with the certification contemplated by Section 12.6 relating to compliance with certain restrictions relating to transfers of Restricted Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and the Initial Purchasers.

                                   CERTIFICATE

                                  CONSECO, INC.

               3.50% CONVERTIBLE DEBENTURES DUE SEPTEMBER 30, 2035

     This is to certify that as of the date hereof with respect to U.S. $___principal amount of the above-captioned securities surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for conversion or repurchase where the securities issuable upon such conversion or repurchase are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Securities associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

______ The transfer of the Surrendered Securities complies with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"); or

______ The transfer of the Surrendered Securities complies with Rule 144 under the Securities Act; or

______ The transfer of the Surrendered Securities has been made to an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act and a signed letter containing certain representations and agreements relating to restrictions on transfer of the Securities has been delivered (and if such transfer is for an aggregate principal amount less than $250 thousand an opinion of counsel acceptable to the Company if requested by the Company, that such transfer is exempt from registration); or

______ The transfer of the Surrendered Securities has been made pursuant to an exemption from registration under the Securities Act and an opinion of counsel has been delivered to the Company with respect to such transfer.

[Name of Holder]

Dated: _______________
*To be dated the date of surrender


                                      B-1